Exhibit 10.1
EXECUTION VERSION
EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OMNIBUS AMENDMENT AND REAFFIRMATION OF OTHER TRANSACTION DOCUMENTS
THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OMNIBUS AMENDMENT AND REAFFIRMATION OF OTHER TRANSACTION DOCUMENTS (this “Amendment”) is made as of June 9, 2026 (the “Effective Date”), by and among ACRC LENDER C LLC, a Delaware limited liability company (“Existing Seller”), ACRC LENDER C TRS LLC, a Delaware limited liability company (“New Seller” and, together with Existing Seller, individually and/or collectively as the context may require, “Seller”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), ACRC 2017-FL3 HOLDER REIT LLC, a Delaware limited liability company (“Existing Pledgor”), ACRC LENDER TRS LLC, a Delaware limited liability company (“New Pledgor” and, together with Existing Pledgor, individually and/or collectively as the context may require, “Pledgor”), and CITIBANK, N.A., a national banking association (“Buyer”), and acknowledged and agreed to by U.S. BANK, NATIONAL ASSOCIATION (“Custodian”) solely with respect to the Custodial Agreement (as such term is defined in the Repurchase Agreement (as defined below)).
RECITALS:
WHEREAS, Existing Seller and Buyer entered into that certain Master Repurchase Agreement, dated as of December 8, 2014, as amended by (1) that certain First Amendment to Master Repurchase Agreement, dated as of July 13, 2016, (2) that certain Second Amendment to Master Repurchase Agreement, dated as of July 13, 2016, (3) that certain Third Amendment to Master Repurchase Agreement, dated as of December 8, 2016, (4) that certain Fourth Amendment to Master Repurchase Agreement, dated as of December 10, 2018, (5) that certain Amended and Restated Fourth Amendment to Master Repurchase Agreement, dated as of December 13, 2018, (6) that certain Fifth Amendment to Master Repurchase Agreement, dated as of November 30, 2021, (7) that certain Sixth Amendment to Master Repurchase Agreement, dated as of January 13, 2022, (8) that certain Omnibus Amendment to Repurchase Documents, dated as of November 4, 2024, and (9) that certain Seventh Amendment to Master Repurchase Agreement, dated as of December 31, 2024 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, collectively, the “Repurchase Agreement”).
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement.
WHEREAS, Guarantor entered into that certain Second Amended and Restated Substitute Guaranty, dated as of December 13, 2018, for the benefit of Buyer (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Guaranty”).
WHEREAS, Existing Pledgor entered into that certain Pledge and Security Agreement, dated as of November 4, 2024, for the benefit of Buyer (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Pledge Agreement”).
WHEREAS, concurrently with the Effective Date of this Amendment, (a) Existing Seller, New Seller and Buyer are entering into that certain Joinder Agreement to Master Repurchase Agreement, dated as of the date hereof (the “New Seller Joinder”) in order to join New Seller as a party to the Repurchase Agreement and other Transaction Documents, and (b) New Pledgor and Buyer are entering into that certain Pledge and Security Agreement, dated as of the date hereof (the “New Pledge Agreement” and, together with Existing Pledge Agreement, individually and/or collectively as the context may require, the “Pledge Agreement”).
WHEREAS, in connection with the New Seller Joinder, the parties hereto desire to (a) amend the Repurchase Agreement and each of the other Transaction Documents, excepting only the Pledge Agreement, and (b) reaffirm the obligations of Existing Seller, Guarantor and Existing Pledgor, as applicable, under the Transaction Documents.
NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:
AGREEMENT:
1.Amendments to Repurchase Agreement. Effective as of the Effective Date, the Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Repurchase Agreement as amended and modified by the terms set forth herein and in the New Seller Joinder.
2.Amendments to Other Transaction Documents. Effective as of the Effective Date, the other Transaction Documents (excepting only the Pledge Agreement) are hereby amended as follows:
(a)Any references to, and any definition of “Seller” in any of the Transaction Documents shall mean, and such definition is hereby amended to refer to, individually and/or collectively as the context may require, each of Existing Seller and New Seller, together with each of their respective successors and permitted assigns;
(b)Any references to, and any definition of “Pledgor” in any of the Transaction Documents shall mean, and such definition is hereby amended to refer to, individually and/or collectively as the context may require, each of Existing Pledgor and New Pledgor, together with each of their respective successors and permitted assigns;
(c)Any references to, and any definition of “Repurchase Agreement” or “Master Repurchase Agreement” in any of the Transaction Documents shall mean, and such definition is hereby amended to refer to, the Repurchase Agreement, as modified by this Amendment and the New Seller Joinder, and as the same may be amended, restated, replaced, waived, modified, supplemented, extended or otherwise modified from time to time;

(d)Any references to, and any definition of “Pledge and Security Agreement” in any of the Transaction Documents shall mean, and such definition is hereby amended to refer to, individually and/or collectively as the context may require, the Pledge Agreement, as the same may be amended, restated, replaced, waived, modified, supplemented, extended or otherwise modified from time to time; and
(e)On and after the Effective Date, all references in any of the Transaction Documents to “this Agreement”, “hereunder”, “herein” or words of like import referring to such Transaction Document shall mean and be a reference to such Transaction Document as modified by this Amendment.
3.Reaffirmation of Guaranty. Guarantor hereby (a) acknowledges and consents to the execution and delivery of this Amendment, the New Seller Joinder and the other Transaction Documents to be executed in connection herewith, and (b) represents, warrants and covenants that notwithstanding the execution and delivery of this Amendment, the New Seller Joinder and the other Transaction Documents to be executed in connection herewith, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.Guarantor’s Representations. Guarantor represents and warrants that (i) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
5.Existing Seller’s Reaffirmation. Existing Seller hereby (a) acknowledges and consents to the execution and delivery of this Amendment, the New Seller Joinder and the other Transaction Documents to be executed in connection herewith, and (b) represents, warrants and covenants to Buyer that all of the terms, covenants and conditions of the Transaction Documents remain unmodified (except as expressly modified hereby) and are in full force and effect and enforceable in accordance with their respective terms, and the same are hereby irrevocably and unconditionally ratified and confirmed by Existing Seller in all respects. Any inconsistency between this Amendment and the Transaction Documents (as same existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Transaction Documents inconsistent with this Amendment.
6.Sellers’ Representations. Each Seller represents and warrants that (i) such Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by such Seller of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by such Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
7.Existing Pledgor’s Reaffirmation. Existing Pledgor hereby (a) acknowledges and consents to the execution and delivery of this Amendment, the New Seller Joinder and the other Transaction Documents to be executed in connection herewith, and (b) represents, warrants and covenants that notwithstanding the execution and delivery of this Amendment, the New Seller Joinder and the other Transaction Documents executed in connection herewith, all of Existing Pledgor’s obligations under the Existing Pledge Agreement remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Existing Pledgor in all respects.
8.Pledgors’ Representations. Each Pledgor represents and warrants that (i) such Pledgor has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by or on behalf of such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by such Pledgor of this Amendment, and (iv) any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by such Pledgor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
9.Conditions Precedent. This Amendment and its provisions shall become effective upon Buyer’s receipt of each of the following:
(a)Transaction Documents. Buyer shall have received the following duly executed and authorized documents:
(i)this Amendment, duly executed and delivered by each of the parties hereto;
(ii)the New Seller Joinder, duly executed and delivered by Existing Seller, New Seller and Buyer;
(iii)the New Pledge Agreement, duly executed and delivered by New Pledgor and Buyer;
(iv)that certain Joinder Agreement #2, dated as of May 20, 2026, duly executed and delivered by New Seller, Trimont LLC, as servicer, and Ares Commercial Real Estate Servicer LLC, as special servicer; and
(v)that certain Power of Attorney, duly executed and delivered by New Seller;
(b)Intentionally Omitted.
(c)Security Interest. Evidence that all actions necessary to perfect Buyer’s interest in the Purchased Loans and the Pledged Collateral with respect to New Seller, New Pledgor and Existing Seller have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1; and
(d)Officer’s Certificate. An officer’s certificate for each Seller, each Pledgor and Guarantor (i) certifying as to and attaching a good standing certificate from its respective state or jurisdiction of formation, (ii) certifying as to and attaching its respective organizational documents and (iii) certifying as to its respective authority to execute and deliver, and perform its respective obligations under, this Amendment, the Repurchase Agreement, the Guaranty and the Pledge and Security Agreement, as applicable.
10.Account Control Agreement; Legal Opinions. Seller covenants and agrees to deliver to Buyer each of the following:
(a)Account Control Agreement. Within thirty (30) days of the Effective Date or by such later date as Buyer may approve in its sole and absolute discretion, a new blocked account agreement with New Seller and Controlled Account Bank (in substantially the same form as the existing Blocked Account Agreement) establishing a Buyer’s Account in accordance with Section 5 of the Repurchase Agreement, or an agreement to amend, restate, or otherwise modify the Blocked Account Agreement in order to join the New Seller thereto, in either case, in form and substance reasonably acceptable to Buyer; and
(b)Legal Opinions. Within thirty (30) days of the Effective Date or by such later date as Buyer may approve in its sole and absolute discretion, opinions of outside counsel to Seller, Pledgor and Guarantor in form and substance reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, corporate matters, applicability of the Investment Company Act of 1940, security interests and a Bankruptcy Code safe harbor opinion).
11.Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out-of-pocket expenses (including reasonable legal fees of outside counsel) incurred in connection with the preparation and negotiation of this Amendment and the other Transaction Documents delivered in connection herewith promptly after Buyer or Buyer’s counsel gives Seller an invoice for such expenses.
12.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
13.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.
14.Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
15.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures

16.Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.
17.Amendments. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BUYER:
CITIBANK, N.A.,
a national banking association

By:    /s/ Christopher Cho
Name: Christopher Cho
Title: Authorized Signatory

[Signatures Continue on Following Page]
Signature Page to Eighth Amendment to MRA and Omnibus Amendment to Other Transaction Documents

EXISTING SELLER:

ACRC LENDER C LLC,
a Delaware limited liability company

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President & Asst Secretary

NEW SELLER:

ACRC LENDER C TRS LLC,
a Delaware limited liability company

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President & Asst Secretary

GUARANTOR:
ARES COMMERCIAL REAL ESTATE CORPORATION,
a Maryland corporation

By: /s/ Keith Kooper
Name: Keith Kooper
Title: Vice President & Asst Secretary

[Signatures Continue on Following Page]

Signature Page to Eighth Amendment to MRA and Omnibus Amendment to Other Transaction Documents

EXISTING PLEDGOR:

ACRC 2017-FL3 HOLDER REIT LLC,
a Delaware limited liability company

By: /s/ Jessica Mattoon
Name: Jessica Mattoon
Title: Vice President

NEW PLEDGOR:

ACRC LENDER TRS LLC,
a Delaware limited liability company

By: /s/ Jessica Mattoon
Name: Jessica Mattoon
Title: Vice President
Signature Page to Eighth Amendment to MRA and Omnibus Amendment to Other Transaction Documents

Acknowledged and agreed to solely with respect to the Custodial Agreement:

CUSTODIAN:

U.S. BANK, NATIONAL ASSOCIATION

By:        /s/ Kevin E. Brown
Name:    Kevin E. Brown
Title:    Vice President

Signature Page to Eighth Amendment to MRA and Omnibus Amendment to Other Transaction Documents

EXHIBIT A

REPURCHASE AGREEMENT

[See attached.]

CONFORMED THROUGH:
First Amendment dated as of July 13, 2016
Second Amendment dated as of July 13, 2016
Third Amendment dated as of December 8, 2016
Fourth Amendment dated as of December 13, 2018
Fifth Amendment dated as of November 30, 2021
Sixth Amendment dated as of January 13, 2022
Seventh Amendment dated as of December 31, 2024
Eighth Amendment dated as of June 9, 2026

MASTER REPURCHASE AGREEMENT

Dated as of December 8, 2014

between

ACRC LENDER C LLC,

and
ACRC LENDER C TRS LLC,
as ~~Seller~~Sellers,

and

CITIBANK, N.A.,

as Buyer

TABLE OF CONTENTS
Page
1.    APPLICABILITY    1
2.    DEFINITIONS    1
3.    INITIATION; CONFIRMATION; TERMINATION; FEES    26
4.    MARGIN MAINTENANCE    34
5.    INCOME PAYMENTS AND PRINCIPAL PAYMENTS    35
6.    SECURITY INTEREST    38
7.    PAYMENT, TRANSFER AND CUSTODY    42
8.    SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS    43
9.    TRANSACTION CONDITIONS PRECEDENT    44
10.    REPRESENTATIONS OF SELLER    46
11.    INTENTIONALLY OMITTED    50
12.    COVENANTS OF SELLER    50
13.    SINGLE-PURPOSE ENTITY    54
14.    EVENTS OF DEFAULT; REMEDIES    57
15.    SINGLE AGREEMENT    64
16.    RECORDING OF COMMUNICATIONS    64
17.    NOTICES AND OTHER COMMUNICATIONS    65
18.    ENTIRE AGREEMENT; SEVERABILITY    65
19.    ASSIGNMENTS; PARTICIPATIONS AND REGISTERED FORM    65
20.    GOVERNING LAW    66
21.    NO WAIVERS, ETC.    67
22.    USE OF EMPLOYEE PLAN ASSETS    67
23.    INTENT    67

24.    DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS    69
25.    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL    70
26.    NO RELIANCE    71
27.    INDEMNITY    71
28.    DUE DILIGENCE    73
29.    SERVICING    73
30.    MISCELLANEOUS    74
31.    TAXES    76
32.    JOINT AND SEVERAL OBLIGATIONS    78

ANNEXES AND EXHIBITS

ANNEX I	Names and Addresses for Communications between Parties
SCHEDULE I	Schedule of Competitors
SCHEDULE II	Organizational Chart
EXHIBIT I	Representations and Warranties Re: Each Individual Purchased Loan
EXHIBIT II	Funding Date File Data Fields
EXHIBIT III	Form of Request for Transaction/Increase in Purchase Price
EXHIBIT IV	Form of Funding Confirmation
EXHIBIT V	Form of Irrevocable Redirection Notice
EXHIBIT VI	Form of Custodial Delivery
EXHIBIT VII	Form of Officer’s Certificate
EXHIBIT VIII	Form of Confirmation
EXHIBIT IX	Form of Servicer Notice and Agreement

MASTER REPURCHASE AGREEMENT, dated as of December 8, 2014, by and between ACRC LENDER C LLC, a Delaware limited liability company (“ACRC Seller”), and ACRC LENDER C TRS LLC, a Delaware limited liability company (“TRS Seller” and, together with ACRC Seller, individually and/or collectively as the context may require, “Seller”), as sellers, and CITIBANK, N.A., a national banking association (together with its successors and/or assigns, “Buyer”), as buyer.
WHEREAS, Seller and Buyer entered into that certain Master Loan and Security Agreement (the “Original Loan Agreement”), dated as of December 8, 2011, as amended by (1) that certain First Amendment to Master Loan and Security Agreement, dated as of April 16, 2012 (the “First Amendment”), (2) that certain Second Amendment to Master Loan and Security Agreement, dated as of July 12, 2013 (the “Second Amendment”), (3) that certain Third Amendment to Master Loan and Security Agreement, dated as of August 27, 2013 (the “Third Amendment”), and (4) that certain Fourth Amendment to Master Loan and Security Agreement, dated as of May 6, 2014 (the “Fourth Amendment”; together with the Original Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Existing Loan Agreement”), between Seller and Buyer.
WHEREAS, Seller and Buyer desire to enter into this Agreement upon the terms and conditions hereinafter set forth, so as to restructure the Existing Loan Agreement into a master repurchase agreement, and to make certain other modifications as more fully set forth herein.
NOW, THEREFORE, Seller and Buyer hereby agree as follows:
1.    APPLICABILITY
From time to time during the Facility Availability Period, the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Purchased Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Loans at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.
2.    DEFINITIONS
“Accelerated Repurchase Date” shall have the meaning specified in Section 14(b)(i) of this Agreement.
“Acceptable Hedge Counterparty” shall mean a Person that is regularly engaged in the business of entering into Interest Rate Protection Agreements and is reasonably acceptable to Buyer.
“Accepted Servicing Practices” shall have the meaning specified in Section 29(a) of this Agreement.

“ACRC Seller” shall have the meaning specified in the introductory paragraph hereof.
“ACRE Management” shall mean Ares Commercial Real Estate Management LLC, a Delaware limited liability company.
“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.
“Agreement” shall mean this Master Repurchase Agreement, dated as of December 8, 2014, by and between ACRC Lender C LLC, ACRC Lender C TRS LLC and Citibank, N.A., as the same may be amended, modified and/or restated from time to time.
“Anticipated Benchmark Replacement Date” shall have the meaning specified in Section 3(g)(v).
“Applicable Margin” shall have the meaning provided in the Fee Letter.
“Applicable SOFR” shall mean, with respect to each SOFR Based Transaction, either the SOFR Average or Term SOFR, as applicable, as designated in the related Confirmation.
“Appraisal” shall mean a FIRREA-compliant appraisal addressed to and reasonably satisfactory to Buyer of the related Mortgaged Property from an Independent Appraiser, which determines “as-is” appraised value at origination of the Eligible Loan utilizing a discounted cash flow analysis methodology, based on stabilized occupancy and a five to ten year projection period adjusted for fiscal year inflation and discounting..
“Assignment of Leases” shall mean, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases, subject to the terms, covenants and provisions of this Agreement.
“Balloon Payment” shall mean, for any Purchased Loan for which the final principal payment is substantially greater than periodic Scheduled Principal Payments due thereunder, the payment due on its maturity date.
“Bankruptcy Action” means, with respect to any Person, if such Person
(a)    makes an assignment for the benefit of creditors,
(b)    files a voluntary petition in bankruptcy,
(c)    is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,
(d)    consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

(e)    files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding,
(f)    seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties,
(g)    has not had a bankruptcy proceeding dismissed one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,
(h)    without such Person’s consent or acquiescence, has a trustee, receiver or liquidator be appointed with respect to such Person or of all or any substantial part of its properties, and such appointment is not vacated or stayed within ninety (90) days, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated or
(i)    takes any action in furtherance of any of the foregoing.
“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.
“Benchmark” shall mean, (a) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (b) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR; provided that if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Floor” shall mean the greater of (a) 0.00% and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Unadjusted Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with a SOFR Transition Event, such Unadjusted Benchmark Replacement shall be the SOFR Average or Term SOFR, as applicable (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time; provided, that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Unadjusted Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or to be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark (or such component thereof) continues to be provided on such date; or
(3)    in the case of a SOFR Transition Event, the date set forth in the related Rate Election Notice provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” shall mean, with respect to any applicable Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, if the Benchmark (or the published component used in the calculation thereof) is the SOFR Average or Term SOFR, that the SOFR Average or Term SOFR, as applicable, cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Price Differential due for any Pricing Rate Period.
“Blocked Account Agreement” means that certain Controlled Account Agreement with respect to the Buyer’s Account, dated as December 8, 2011, among Seller, Buyer and Controlled Account Bank.
“Business Day” shall mean a day other than (i) a Saturday or Sunday or (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or Buyer is authorized or obligated by law or executive order to be closed.
“Buyer” shall ~~mean Citibank, N.A., or any successor or assign~~have the meaning specified in the introductory paragraph hereof.
“Buyer’s Account” shall mean a segregated interest bearing account established at Controlled Account Bank, in the name of Seller, pledged to Buyer and subject to the Blocked Account Agreement.
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.
“Certified Operating Histories” shall have the meaning specified in Exhibit I.
“Change of Control” shall mean any of the following events shall have occurred without the prior approval of Buyer:
(i)    ACRE Management is no longer the manager of substantially all (by face value) of the loan assets of Guarantor or if the Management Agreement is modified in any material respect;
(ii)    any merger, reorganization or consolidation of ACRE Management where ACRE Management is not the surviving entity;
(iii)    ACRE Management shall cease to be owned and controlled, directly or indirectly, by Ares Management LLC or one or more of its Affiliates; or
(iv)    Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests of Seller.
“Closing Counsel” shall mean the attorney or law firm retained by Seller for the origination or closing of any Purchased Loan to be transferred hereunder.
“Closing Counsel Letter” shall mean a letter delivered to Buyer from the Closing Counsel with respect to any Purchased Loan in connection with the initial Funding Date for such Purchased Loan, which states that all documents required to be delivered to the Custodian in respect of such Purchased Loan pursuant to this Agreement and the Custodial Agreement (i) have been executed and delivered by the parties thereto (in partial reliance, if applicable, on an opinion of counsel to the applicable Mortgagor), (ii) are in the possession of such Closing Counsel and (iii) will be delivered to the Custodian within three (3) Business Days after the applicable Funding Date.
“Closing Data File” shall mean, with respect to any Purchased Loan as of any Funding Date, a computer file generated by Seller or Servicer and delivered to Buyer and Custodian, which provides, with respect to each Purchased Loan that is transferred or to be transferred to Buyer on such Funding Date, each of the data fields set forth on Exhibit II attached hereto and the information responsive to each such field, as well as any and all new, modified or updated information with respect to such Purchased Loan that has been provided to Buyer prior to the applicable Funding Date, in each case in a format that has previously been approved by Buyer and is otherwise acceptable to Buyer.
“Code” shall mean The Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Collateral” shall have the meaning specified in Section 6(b) of this Agreement.
“Collection Period” shall mean, with respect to any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date.
“Complete Submission” shall mean with respect to any Eligible Loan, the Summary Due Diligence Materials described on Annex 2 to Exhibit III hereto for the Eligible Loan proposed to be transferred to Buyer in accordance with, and subject to the terms and conditions of, this Agreement.
“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.
“Contractual Obligation” shall mean, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Account Agreement” shall mean, individually and/or collectively as the context may require, each of (i) a control agreement with respect to the Buyer’s Account, dated as of the date of this Agreement, among Seller, Buyer and Controlled Account Bank~~.~~, as may be amended, modified, waived, supplemented, extended, restated or replaced from time to time in accordance with this Agreement, and (ii) any additional control agreement with respect to the Buyer’s Account entered into among Seller, Buyer and Controlled Account Bank which shall be in form and substance reasonably acceptable to Buyer.
“Controlled Account Bank” shall mean Bank of America, National Association, or any other bank approved by Buyer.
“Costs” shall have the meaning provided in Section 27(a) hereof.
“Custodial Agreement” shall mean the Custodial Agreement, dated as of December 8, 2011, by and among the Custodian, Seller and Buyer, as the same may be amended, modified and/or restated from time to time.
“Custodial Delivery” shall mean the form executed by Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 hereof, a form of which is attached hereto as Exhibit VI.
“Custodian” shall mean U.S. Bank, National Association, a Delaware limited liability company, as Custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

“Debt Yield” shall mean, on any date with respect to any Purchased Loan, a fraction (expressed as a percentage) (A) the numerator of which is the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties, and (B) the denominator of which is the Purchase Price of such Purchased Loan on such date.
“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Direct Competitor” shall mean any of the Persons listed on Schedule I attached hereto as such Schedule I may be updated from time to time pursuant to a written notice delivered by Seller to Buyer in accordance with this Agreement; provided, that any such Person listed on Schedule 5 (including on any such written update) shall not be an Eligible Assignee of the type described in clause (a) of the definition of Eligible Assignee.
“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 28 hereof with respect to any or all of the Purchased Loans as desired by Buyer from time to time.
“Early Repurchase Date” shall have the meaning specified in Section 3(d) of this Agreement.
“Effective Date” shall mean the date of this Agreement.
“Eligible Assignee” shall mean any of the following Persons designated by Buyer for purposes of Section 19(a): (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, except in the case of a Direct Competitor of Seller, and, provided further, Seller’s consent under this subsection (b) shall not be required at any time when an Event of Default exists. Such Person shall provide to Seller such duly executed IRS forms as Seller reasonably requests.
“Eligibility Breach” shall have the meaning provided in Section 5(k) hereof.

“Eligible Loan” shall mean a newly originated performing senior floating rate mortgage bridge loan (i.e., either a whole mortgage loan or an A note in an “A/B” structure) secured by a first lien which satisfies the following criteria:
(a)    such loan has been approved by Buyer in its sole discretion prior to being transferred to Buyer hereunder,
(b)    such loan conforms to the representations and warranties set forth in Exhibit I attached hereto (other than for exceptions approved by Buyer),
(c)    such loan is secured by underlying real estate which is an Eligible Property Type,
(d)    such loan has a term (inclusive of the exercise of all extension options) not longer than sixty (60) months, and
(e)    such loan, at origination, has a Loan-to-Value Ratio equal to or less than 80.0%.
“Eligible Property Type” shall mean any of the following types of underlying real estate: (a) multi-family, (b) office, (c) retail, (d) hospitality, (e) industrial, (f) self-storage, (g) student housing or (h) additional types of real estate that may be approved by Buyer in its sole discretion from time to time.
“Environmental Law” shall mean, any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
“EO13224” shall have the meaning provided in Section 10(n).
“Equity Interests” With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.
“Event of Default” shall have the meaning specified in Section 14 of this Agreement.
“Excluded Taxes” shall have the meaning specified in Section 31(a) of this Agreement.
“Extension Fee” shall have the meaning provided in the Fee Letter.
“Facility Amount” shall have the meaning provided in the Fee Letter.
“Facility Availability Period” shall mean the period commencing on the date of this Agreement and ending on January 13, 2027 (or if such date is not a Business Day, the next succeeding Business Day).
“Facility Expiration Date” shall mean January 13, 2027 (or if such date is not a Business Day, the next succeeding Business Day); provided, that the Facility Expiration Date shall be extendable by Seller for up to two consecutive one-year periods, to the same date in the succeeding year (or if such date is not a Business Day, the next succeeding Business Day), subject to the following:
(a)    Seller delivers to Buyer a written request of the extension of the Facility Expiration Date no earlier than ninety (90) nor later than thirty (30) days before the then current Facility Expiration Date,
(b)    no Default or Event of Default exists on the date of the request to extend or on the then current Facility Expiration Date,
(c)    no Margin Deficit exists that has not been satisfied on the then current Facility Expiration Date, and
(d)    Seller shall have paid to Buyer the Extension Fee on the then current Facility Expiration Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
“Fee Letter” shall mean the third amended and restated fee letter agreement, dated as of December 31, 2024, from Buyer and accepted and agreed to by Seller, as the same may be amended, modified and/or restated from time to time.
“FIRREA” shall mean the Financial Institutions, Reform, Recovery and Enforcement Act of 1989.
“Fitch” shall mean Fitch Ratings, Inc. and its successors and assigns.
“Funding Confirmation” shall have the meaning specified in Section 3(a)(iii) of this Agreement.
“Funding Date” shall mean the date on which a transfer of Purchase Price is made hereunder.
“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.
“Governing Documents” shall mean as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.
“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Ground Lease” shall mean any ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the final stated maturity date of the related loan; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Guarantee Obligation” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” shall mean Ares Commercial Real Estate Corporation, a Maryland corporation.
“Guaranty” shall mean that certain Second Amended and Restated Substitute Guaranty Agreement, dated as of December 13, 2018, from Guarantor in favor of Buyer, as the same may be amended, modified, supplemented and/or restated from time to time.
“Hospitality Property” shall mean a real estate development the primary usage of which is as a hotel or motel with individual rooms principally for short-term rental to tenants occupying same.
“In Lieu of Policy” shall have the meaning specified in Exhibit I hereto.
“Income” shall mean, with respect to any Purchased Loan at any time, the sum of (x) any principal paid by or on behalf of Seller and all interest, thereon and (y) all net sale proceeds of a sale of such Purchased Loan. Notwithstanding the foregoing, “Income” shall be deemed not to include any fees or other amounts (i) payable to the Servicer under the Servicing Agreement, in the form of prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make-whole fees, late charges, late fees, and all other fees or charges, and (ii) that are not applied in reduction of principal or to the payment of interest thereon (including, without limitation, due diligence and legal or underwriting cost deposits, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind or returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds).
“Indebtedness” shall mean, for any Person at any date, without duplication, (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations, (d) all then outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, that “Indebtedness” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under

Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Indemnified Party” shall have the meaning specified in Section 27 of this Agreement.
“Independent Appraiser” shall mean an independent professional real estate appraiser reasonably satisfactory to Buyer who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type.
“Independent Director” shall mean a duly appointed manager or member of the board of directors (or managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director), family member, manager or contractor (other than in its capacity as an Independent Director) of such entity or any of its Affiliates, or (c) a Person who controls (directly, indirectly or otherwise) such entity or any of its Affiliates or any creditor, supplier, employee, officer, director, family member, manager or contractor of such Person or any of its Affiliates.
“Initial Advance Percentage” shall mean, with respect to any Purchased Loan, the percentage equal to the quotient of the initial Purchase Price transferred by Buyer in connection with a Transaction divided by the outstanding principal amount of such Purchased Loan as of the Purchase Date on which such Purchased Loan was first transferred to Buyer hereunder.
“Initial Purchase Price Percentage” shall mean, with respect to any Purchased Loan, the percentage equal to the quotient of the initial Purchase Price transferred by Buyer in connection with a Transaction divided by the outstanding principal amount of such Purchased Loan as of the Purchase Date on which such Purchased Loan was first transferred to Buyer hereunder.
“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Acceptable Hedge Counterparty and otherwise reasonably acceptable to Buyer.
“Irrevocable Redirection Notice” shall mean a notice in the form of Exhibit V sent after the occurrence and during the continuance of an Event of Default directing the remittance of Income with respect to a Purchased Loan to the Buyer’s Account, and executed by the Seller with respect to such Purchased Loan.

“Junior Interest” shall mean (a) a “B-note” in an “A/B structure” in a Purchased Loan, or (b) any other debt subordinate to a Purchased Loan transferred hereunder that is secured by (i) all or any portion of the Mortgaged Property and/or (ii) direct or indirect Equity Interests in the applicable Mortgagor.
“Lien” shall mean any mortgage, lien, encumbrance, charge or other security interest, whether arising under contract, by operation of law, judicial process or otherwise.
“Loan-to-Value Ratio” or “LTV” shall mean, as of the initial Funding Date in respect of any Purchased Loan, the ratio of (a) the outstanding principal amount of such Purchased Loan at such time (and specifically including for this purpose the unpaid principal amount of all Junior Interests) to (b) the market value of the related Mortgaged Property at such time, as determined by reference to a third-party Appraisal of such Mortgaged Property.
“Management Agreement” shall mean that certain Interim Management Agreement, dated as of December 8, 2011, between Guarantor and ACRE Management, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Margin Amount” shall mean, with respect to any Purchased Loan as of any date of determination, an amount equal to the product of the Margin Percentage and the outstanding Purchase Price of such Purchased Loan as of such date.
“Margin Deficit” shall have the meaning specified in Section 4(a) hereof.
“Margin Percentage” shall mean, with respect to any Purchased Loan as of any date of determination, the reciprocal of the applicable Initial Purchase Price Percentage.
“Market Disruption Event” shall mean any event or events which, as determined by Buyer, acting in a reasonable manner, shall have resulted in (i) the effective absence of a “lending market” for financing debt obligations secured by commercial mortgage loans, (ii) Buyer not being able to finance mortgage assets through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events, (iii) the effective absence of a “securities market” for securities backed by mortgage assets or (iv) Buyer not being able to sell securities backed by mortgage assets at prices which would have been reasonable prior to the occurrence of such event or events.
“Market Value” shall mean, with respect to any Purchased Loan as of any relevant date, the lesser of (x) 100% of the outstanding principal balance of such Purchased Loan and (y) the market value for such Purchased Loan on such date, as determined by Buyer in its commercially reasonable judgment; provided, that such market value may be adjusted from time to time if Buyer determines that any of the following events or any similar event, occurrence or condition (each, a “Credit Event”) has occurred:
(a) the deterioration in value of any Mortgaged Property relating to any Purchased Loan (other than due to fluctuations in current interest rates and spreads);

(b) any drop in the net operating income or cash flow of any Purchased Loan or the Mortgaged Property related thereto which causes the Debt Yield to decline;
(c) the loss of any security interest under any document executed in connection with any Purchased Loan;

(d) Seller fails to deliver the Purchased Loan File to the Custodian within the applicable time periods provided in the Custodial Agreement subject to any applicable cure periods set forth therein;
(e) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer is untrue in any material respect; and
(f) Buyer determines that a Material Adverse Effect has occurred or that such Purchased Loan is otherwise unlikely to be collectible on a timely basis (other than due to fluctuations in current interest rates and spreads).
“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of Seller or Guarantor, (b) the ability of Seller or Guarantor to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, (e) the timely payment of the principal of or interest on the Purchased Loans or other amounts payable in connection therewith or (f) the Collateral taken as a whole.
“Maximum Transaction Amount” shall mean with respect to any individual Purchased Loan, $75,000,000.
“Minimum Individual Purchased Loan Debt Yield” shall mean, with respect to each Eligible Loan secured by the type of Mortgaged Property set forth in the left hand column below, the Debt Yield set forth in the right hand column below:

Type of Mortgaged Property	Debt Yield
Multi-family	7.00%
Hospitality	9.00%
All types other than multi-family or hospitality	8.00%
“Minimum Portfolio Debt Yield” shall mean as of any date of determination, with respect to all Purchased Loans (excluding those Purchased Loans for which the Purchase Date occurred within twelve (12) months of such date of determination) on a weighted average basis (weighted by outstanding Purchase Price with respect to each Purchased Loan individually), 8.00%.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.
“Mortgage Asset Report” shall have the meaning specified in Section 12(l).
“Mortgage Loan” shall mean a first mortgage loan on one or more multi-family or commercial real estate properties which is originated by Seller and which first mortgage loan is evidenced by a Mortgage Note and secured by one or more Mortgages.
“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage in connection with a Purchased Loan.
“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagee” shall mean the record holder of a Mortgage Note secured by a Mortgage.
“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate during the preceding five plan years and which is covered by Title IV of ERISA.
“Non-Excluded Taxes” shall have the meaning provided in Section 31(a) hereof.
“Non-U.S. Person” shall have the meaning provided in Section 31(b).
“OFAC List” shall mean the Specially Designated Nationals list maintained by the U.S. Department of Treasury, Office of Foreign Assets Control (OFAC).
“Payment Date” shall mean the fifteenth (15th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day
“PBGC” shall mean the Pension Benefit Parent Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.
“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.
“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.
“Plan Party” shall have the meaning specified in Section 22(a) of this Agreement.
“Pledge and Security Agreement” shall mean, individually and/or collectively as the context may require, each of (i) the Pledge and Security Agreement, dated as of November 4, 2024, between Buyer and ACRC 2017-FL3 Holder REIT LLC, a Delaware limited liability company, as may be amended, modified, waived, supplemented, extended, restated or replaced from time to time~~.~~, and (ii) the Pledge and Security Agreement, dated as of June 9, 2026, between Buyer and ACRC Lender TRS LLC, a Delaware limited liability company, as may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Pledged Collateral” shall have the meaning given to such term in the applicable Pledge and Security Agreement.
“Post-Default Rate” shall mean, in respect of the Repurchase Price of any Transaction under this Agreement that is not paid when due to Buyer (whether by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the Pricing Rate otherwise applicable hereunder plus 4%.
“Preliminary Data File” shall mean a file containing the fields set forth in Exhibit II to this Agreement.
“Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the outstanding Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).
“Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to the sum of (i) the Benchmark plus (ii) the Applicable Margin, in each case, for the applicable Pricing Rate Period for the related Purchased Loan (subject to adjustment and/or conversion as provided in Section 3(g) of this Agreement).
“Pricing Rate Determination Date” shall mean, (a) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date and (c) with respect to any Transaction that is not a SOFR Based Transaction, the date on which the Pricing Rate is to be set, as determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Pricing Rate Period” means, with respect to each Transaction, for each Payment Date, the period commencing on and including the fifteenth (15th) day of the calendar month immediately prior to the calendar month of such Payment Date and ending on (and including) the fourteenth (14th) day of the calendar month immediately prior to the calendar month of such Payment Date; provided that the initial Pricing Rate Period in respect of any Transaction shall be the period from and including the date of such Transaction to and including the last day of the following calendar month and any Pricing Rate Period that would end after the Repurchase Date for any Purchased Loan shall end on such Repurchase Date.
“Pricing Rate Reset Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Loan, the Funding Date for such Purchased Loan, and (b) in the case of any subsequent Pricing Rate Period, two (2) Business Days prior to the Payment Date on which such Pricing Rate Period begins.
“Principal Prepayment” shall mean, for any Purchased Loan, (i) any amount applied to reduce the principal or other invested amount of such Purchased Loan, other than a Scheduled Principal Payment, including, without limitation, (i) principal prepayments from any source and of any nature whatsoever, (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Purchased Loan, and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying Mortgaged Property or underlying interest relating to such Purchased Loan to the extent applied to reduce the principal amount or the invested amount of the related Purchased Loan.
“Prohibited Person” shall have the meaning specified in Section 10(o).
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date” shall mean the initial Funding Date on which a Purchased Loan is transferred by Seller to Buyer.
“Purchase Price” shall mean, with respect to any Purchased Loan, (x) as of any Funding Date for such Purchased Loan, the amount determined pursuant to Section 3(a)(v) and (vi); and (y) thereafter, such amount referred to in clause (x), reduced by any amount applied to reduce the Purchase Price pursuant to Section 4(a) or 5 of this Agreement.
“Purchased Loan” shall mean, with respect to any individual Transaction, the Eligible Loan sold by Seller to Buyer in such Transaction and “Purchased Loans” shall mean, with respect to the Transactions involving Purchased Loans in general, all Eligible Loans sold by Seller to Buyer.
“Purchased Loan Documents” shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.
“Purchased Loan Event of Default” shall mean an “Event of Default” as such term is used and defined in the Purchased Loan Documents for any Purchased Loan.

“Purchased Loan File” shall mean, with respect to a Purchased Loan, the documents specified as the “Mortgage Loan File” in the Custodial Agreement.
“Purchased Loan Schedule” shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery.
“Rate Election Notice” shall mean, the written notice of the election by Buyer, in its sole discretion, to declare that a “SOFR Transition Event” shall occur, which Rate Election Notice shall designate the affected Benchmark, the applicable Benchmark Replacement Date and whether the applicable Unadjusted Benchmark Replacement shall be the SOFR Average or Term SOFR.
“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, as amended from time to time.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (a) if such Benchmark is the SOFR Average or Term SOFR, 3:00 p.m. (New York city) time on the SOFR Based Pricing Rate Determination Date and (b) if such Benchmark is not the SOFR Average or Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Registrar” shall have the meaning provided in Section 19(a)(iv) hereof.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Remaining Paydown Amount” shall have the meaning specified in Section 5(i).
“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.
“Reportable Event” shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.
“Repurchase Date” shall mean, with respect to each Purchased Loan, the earlier of: (x) the Facility Expiration Date, or (y) the maturity date of such Purchased Loan (subject to extension, if applicable, in accordance with its Purchased Loan Documents).
“Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (a) the outstanding Purchase Price of such Purchased Loan, (b) the accrued but unpaid Price Differential thereon with respect to such Purchased Loan as of such date and (c) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Transaction Document with respect to such Purchased Loan (including, but not limited to, accrued and unpaid fees, expenses and indemnity amounts).
“Request for Transaction/Increase in Purchase Price” shall have the meaning provided in Section 3(a)(ii) hereof.
“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Scheduled Principal Payment” shall mean any payment of principal on a Purchased Loan that is required, pursuant to the Purchased Loan Documents for such Purchased Loan as modified by any amendments thereto, to be made at a specific time or upon the happening of a specific event, other than a Balloon Payment.
“Secured Obligations” shall have the meaning specified in Section 6(b).
“Seller” shall ~~mean ACRC Lender C LLC, a Delaware limited liability company~~have the meaning specified in the introductory paragraph hereof.
“Servicer” shall have the meaning provided in Section 29(c).
“Servicer Notice and Agreement” shall have the meaning provided in Section 29(c) hereof.
“Servicer’s Account” shall mean an account established by Servicer in connection with the servicing of any Purchased Loan.
“Servicing Agreement” shall ~~have the meaning provided in Section 12(g).~~mean that certain Servicing and Asset Management Agreement, dated as of July 1, 2025, by and among Trimont LLC, as servicer, Seller and each other party joined thereto as a “Client” from time to time, and Ares Commercial Real Estate Servicer LLC, as special servicer, as same may be amended, modified and/or restated, or any replacement thereof with a successor Servicer, which replacement servicing agreement shall be reasonably acceptable to Buyer.

“Servicing Records” shall have the meaning provided in Section 29(b) hereof.
“Servicing Rights” shall mean Seller’s right, title and interest in and to any and all of the following: (a) any and all rights to service the related Purchased Loan; (b) any payments to or monies received by such Seller or any other Person for servicing such Purchased Loan; (c) any late fees, penalties or similar payments with respect to such Purchased Loan; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of such Seller or any other Person thereunder; (e) escrow payments or other similar payments with respect to such Purchased Loan and any amounts actually collected by such Seller or any other Person with respect thereto; (f) the right, if any, to appoint a special servicer or liquidator of such Purchased Loan; and (g) all accounts and other rights to payment related to the servicing of such Purchased Loan.
“Servicing Transfer Event” shall mean the event where the Servicer no longer (i) has a servicer rating of “Average” or higher from S&P, (ii) has a servicer rating of “CPS3” or higher from Fitch or (iii) is on the list of approved servicers maintained by Moody’s.
“Significant Purchased Loan Modification” means any written modification or amendment of a Purchased Loan transferred to Buyer hereunder which
(A)    reduces the principal amount of the Purchased Loan in question other than (1) with respect to a dollar-for-dollar principal payment or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Buyer in determining the related Debt Yield,
(B)    increases the principal amount of a Purchased Loan other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances,
(C)    modifies the amount or timing of any regularly scheduled payments of principal and non-contingent interest of the Purchased Loan in question,
(D)    changes the frequency of scheduled payments of principal and interest in respect of a Purchased Loan,
(E)    subordinates the lien priority of the Purchased Loan in question or the payment priority of the Purchased Loan in question other than subordinations required under the then existing terms and conditions of the Purchased Loan in question (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Seller do not materially adversely affect the rights and interest of the holder of the Purchased Loan in question),
(F)    releases any collateral for the Purchased Loan in question other than releases required under the then existing Purchased Loan Documents or releases in connection with eminent domain or under threat of eminent domain,

(G)    waives, amends or modifies any cash management or reserve account requirements of the Purchased Loan other than changes required under the then existing Purchased Loan Documents, or
(H)    waives any due-on-sale or due-on-encumbrance provisions of the Purchased Loan in question other than waivers required to be given under the then existing Purchased Loan documents, or
(I)    waives, amends or modifies the underlying insurance requirements of the Purchased Loan.
“Single Employer Plan” shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.
“SOFR” shall mean the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Average” shall mean the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the 30-Day SOFR Average (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the SOFR Administrator on the SOFR Administrator’s Website for the related Reference Time; provided, however, that if, as of such Reference Time, the 30-Day SOFR Average has not been published on the SOFR Administrator’s Website, the SOFR Average for such setting will be 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of the SOFR Average as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of the SOFR Average shall instead be deemed to be such Benchmark Floor.
“SOFR Based Pricing Rate Determination Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Loan, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Loan, and (b) in the case of each subsequent Pricing Period, two (2) U.S. Government Securities Business Days preceding the first day of such Pricing Rate Period.

“SOFR Based Transaction” shall mean any Transaction for which the Benchmark (or the published component used in the calculation thereof) designated in the related Transaction (or as a result of the occurrence of a Benchmark Transition Event or SOFR Transition Event, as applicable, and the related Benchmark Replacement Date) is either the SOFR Average or Term SOFR.
“SOFR Transition Event” shall mean, the occurrence of:
(1)    a determination by Buyer to convert all Transactions using an applicable Benchmark to a Benchmark Replacement; and
(2)    the provision by Buyer of the applicable Rate Election Notice to Seller.
“Solvent” shall mean with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.
“Special Purpose Bankruptcy Remote Entity” shall have the meaning specified in Section 13.
“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its consolidated Subsidiaries.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Summary Due Diligence Materials” shall mean those materials described on Annex 2 to Exhibit III.
“System” shall mean all hardware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications and the like utilized by any Person for the benefit of such Person to perform its obligations and to administer and track, store, process, provide, and where appropriate, insert, true and accurate dates and calculations for dates and spans with respect to the Purchased Loan.
“Table-Funded Eligible Loan” shall mean an Eligible Loan originated by Seller and transferred to Buyer simultaneously with the origination thereof by Seller, and which origination is financed in part with the Purchase Price of a Transaction hereunder.
“Taxes” shall have the meaning specified in Section 31(a) hereof.
“Term SOFR” shall mean, the forward-looking term rate based on SOFR with a tenor of one month (the “Term SOFR Reference Rate”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the Term SOFR Reference Rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the Term SOFR Administrator as of the related Reference Time; provided, however, that if, as of the such Reference Time, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of Term SOFR as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of Term SOFR shall instead be deemed to be such Benchmark Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion.
“Testing Date” shall have the meaning specified in Exhibit I hereof.
“Title Escrow Letter” shall mean with respect to any Purchased Loan, a letter agreement in such form as shall be reasonably acceptable to Buyer, executed by the title insurance company obligating it to issue title insurance insuring the lien of the Mortgage for such Purchased Loan as reflected in an attached marked-up title commitment and to record or file such Mortgage and other certain security instruments securing such Purchased Loan and addressing the mechanics of funding of such Purchased Loan.
“Title Exceptions” shall have the meaning specified in Exhibit I hereof.
“Title Policy” shall have the meaning specified in Exhibit I(11).
“Transaction” shall have the meaning set forth in Section 1.
“Transaction Documents” shall mean, collectively, this Agreement, any applicable Annexes to this Agreement, the Guaranty, the Pledge and Security Agreement, the Custodial

Agreement, the Blocked Account Agreement, any Servicing Agreement, all Confirmations executed pursuant to this Agreement in connection with specific Transactions, the Fee Letter, any and all other documents and agreements relating to any such documents executed by Seller or Guarantor, and any written modifications, extensions, renewals, restatements, or replacements of any of the foregoing.
“TRS Seller” shall have the meaning specified in the introductory paragraph hereof.
“Trust Receipt” shall have the meaning assigned to such terms in the Custodial Agreement.
“UCC” shall mean the New York Uniform Commercial Code.
“UCC Financing Statement” shall mean a financing statement on Form UCC-1 or the proper national UCC form, naming Buyer as “Secured Party” and Seller as “Debtor” and describing the Purchased Loans.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underwritten Net Cash Flow” shall mean, with respect to any Purchased Loan, in place or pro forma underwritten net cash flow from the Mortgaged Property securing such Purchased Loan, as determined by Buyer in its sole discretion (a) in connection with the Purchase Date on which an Eligible Loan is first made the subject of a Transaction with Buyer hereunder, (b) in connection with any request from Seller to Buyer to fund a portion of any future advance which Seller is contractually obligated to fund (or any reborrowing of a prior initial advance or future advance which has been prepaid by Seller), and (c) for purposes of the application of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds in the event of a sale of a Purchased Loan made pursuant to Section 5(i) of this Agreement, in each case subject to adjustments for, but not limited to, (i) a vacancy allowance, (ii) projected increases in expenses, (iii) mark-to-market of in place rents and exclusion of non-sustainable income, (iv) market management fees and (v) normalized reserves.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Whole Loans” shall mean a whole Purchased Loan.
3.    INITIATION; CONFIRMATION; TERMINATION; FEES
(a)    (i) Subject to the terms and conditions set forth in this Agreement, an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that (A) the aggregate outstanding Purchase Price at any time for all

Transactions shall not exceed the Facility Amount, (B) Buyer shall not have any obligation to enter into new Transactions with Seller after the occurrence and during the continuance of a Default or an Event of Default or after the Facility Availability Period and (C) this Agreement is not a commitment to enter into Transactions but rather sets forth the procedures to be used in connection with periodic requests to enter into Transactions and Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.
(ii)    Seller may request a Transaction or an increase in Purchase Price hereunder, on any Business Day during the Facility Availability Period, by delivering to Buyer a written request for Transaction or an increase in Purchase Price, substantially in the form of Exhibit III hereto (a “Request for Transaction/Increase in Purchase Price”). Each Request for Transaction /Increase in Purchase Price shall:
(A)    relate to the funding of an Eligible Loan to be transferred (or previously transferred) hereunder at the time of the transfer of the Purchase Price that is the subject of such Request for Transaction /Increase in Purchase Price (including any future advances of such Purchased Loan);
(B)    in the case of the Purchase Date of an Eligible Loan, (x) be accompanied by a Complete Submission, and (y) attach a schedule identifying the Eligible Loan that Seller proposes to fund and to transfer to Buyer in connection with such Transaction substantially in the form of Annex 1 to Exhibit IV;
(C)    specify the requested Funding Date and the amount requested to be funded;
(D)    specify any subsequent advances which may be required,
(E)    attach an officer’s certificate signed by a Responsible Officer of Seller as required by Section 9(a)(ix) hereof;
(F)    indicate whether Seller desires such Purchased Loan to be a Table Funded Eligible Loan, which table funding shall be subject to Buyer’s prior approval in Buyer’s sole discretion; and
(G)    contain (by attachment) such other information reasonably requested by Buyer from time to time.
Buyer may from time to time waive certain requirements of a Complete Submission in its sole and absolute discretion if, at the time of the submission thereof, certain documents called for as part of such Complete Submission are then unavailable; provided that Seller shall use its best efforts to provide such documents as soon as they become available.
(iii)    Solely with respect to the Purchase Date for an Eligible Loan, following receipt of a Request for Transaction/Increase in Purchase Price and a Complete Submission, Buyer shall inform Seller in its sole discretion of its election to proceed with a Transaction hereunder by delivering to Seller a funding confirmation, substantially in the form of Exhibit IV hereto (a “Funding Confirmation”), as follows. Within ten (10) Business Days following receipt of a Complete Submission (and any other materials reasonably requested by Buyer relating to a proposed funding in connection with Buyer conducting its own due diligence investigation of the Eligible Loan proposed to be funded by Buyer), Buyer shall conduct its diligence review and notify Seller in such Funding Confirmation as to whether it approves of such Eligible Loan (including in the case of a request for a Table Funded Eligible Loan, whether it approves of same) and its Schedule of Exceptions to Representations and Warranties. If, with respect to any Mortgage Loan, Buyer does not respond to Seller within the time frames specified in the preceding sentence, Buyer shall be deemed to have elected not to make a Loan secured by such Mortgage Loan.
(iv)    Following receipt of a Funding Confirmation from Buyer pursuant to Section 3(a)(iii), Seller shall, not later than 12:00 noon New York City time on the Business Day prior to the requested Funding Date, (i) in the case of a Table Funded Eligible Loan, deliver the Title Escrow Letter with respect thereto to Custodian, with a copy to Buyer, as provided in the Custodial Agreement, and (ii) deliver the Closing Counsel Letter to Buyer. Following Buyer’s receipt of the Title Escrow Letter (if applicable) and Closing Counsel Letter, and Buyer’s final determination that the Mortgage Loan is an Eligible Loan, subject to Section 9 hereof, Buyer shall transfer the Purchase Price pursuant to the wiring instructions Seller delivers to Buyer or in the case of a Table Funded Eligible Loan, set forth in the Title Escrow Letter to partially fund the applicable Purchased Loan in an amount determined in accordance with Section 3(a)(v) below, which transfer shall constitute the entry into a Transaction hereunder in the amount of the Purchase Price. Pursuant to the Title Escrow Letter, the title insurance company party thereto shall return to Buyer the Purchase Price so advanced if Seller fails to advance its portion of such Purchased Loan on such Funding Date. A Title Escrow Letter shall not be required for Purchased Loans which have been previously made the subject of a Transaction.
(v)    The amount of the Purchase Price with respect to any Purchased Loan on the Purchase Date shall be an amount up to the least of (i) 75% of such Purchased Loan’s aggregate initial principal amount (or as otherwise agreed to by Seller and Buyer on a case-by-case basis, but in any case not to exceed 80% of such Purchased Loan’s aggregate initial principal amount), (ii) 60% of the value of the related Mortgaged Property (or, with respect to any Purchased Loan secured by a Mortgaged Property which is multi-family, 64% of the value of the related Mortgaged Property) as set forth in an Appraisal delivered to Buyer, (iii) the amount that would cause the Debt Yield calculated with respect to all of the Purchased Loans to be less than the Minimum Portfolio Debt Yield, and (iv) the amount that would cause the Debt Yield calculated with respect to such Purchased Loan individually to be less than the applicable Minimum Individual Purchased Loan Debt Yield.
(vi)    With respect to any Purchased Loan where Buyer has funded the Purchase Price on the Purchase Date as provided for herein, following receipt of a Request for Transaction/Increase in Purchase Price, which shall be delivered by Seller no less than three (3) Business Days prior to the proposed Funding Date, and of all items required to be delivered to Buyer pursuant to this Agreement (including, without limitation Section (9)), Buyer shall fund a portion of any future advance which Seller shall be contractually obligated to fund under the related Purchased Loan Documents in an amount equal to the product of (x) the amount of such future advance multiplied by (y) the percentage equal to the quotient of the Purchase Price transferred by Buyer in connection with the Purchase Date divided by the aggregate initial funded amount of such Purchased Loan, subject in each case to satisfaction of the following conditions precedent:
(A)    the portion of the future advance funded by Buyer shall not cause the sum of (a) the aggregate Purchase Price for all Purchased Loans, plus (b) the requested Purchase Price for any pending Transaction, plus (c) the aggregate amount of any potential future advance draws with respect to all Purchased Loans, in the aggregate, to exceed the Facility Amount;
(B)    if the Confirmation of the Transaction relating to the applicable Purchased Loan specifies additional future advance conditions precedent as determined by Buyer and Seller (including, without limitation, debt yield, debt service coverage ratio and loan-to-value ratio tests), such additional conditions precedent shall be satisfied immediately upon the funding of such portion of the future advance by Buyer;
(C)    Seller shall not receive a Funding Date for future advances with respect to each Purchased Loan more than one time during each calendar month or during the final twelve months of the term of any Purchased Loan;
(D)    the amount of Purchase Price transferred for a future advance with respect to each Purchased Loan shall be in an amount not less than $250,000; and
(E)    Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer that the underlying Mortgagor with respect to the applicable Purchased Loan shall have delivered all items required to be delivered as conditions precedent to the making of such future advance and shall have given Buyer a period of time reasonably satisfactory to Buyer within which to review such items.
(vii)    Notwithstanding anything herein to the contrary, the aggregate outstanding Purchase Price with respect to any individual Purchased Loan (inclusive of the Purchase Date and all future Funding Dates) shall not exceed the Maximum Transaction Amount.
(viii)    On the Business Day that Custodian receives the complete Purchased Loan Documents, Custodian will notify Buyer of its receipt of such Purchased Loan Documents and deliver to Buyer a Trust Receipt, with a copy to Seller. Seller shall cause the Closing Counsel to deliver the Purchased Loan Documents with respect to each Purchased Loan within three (3) Business Days following the Purchase Date to the Custodian and shall deliver the Complete Submission with respect to such Purchased Loan to Buyer.
(ix)    Notwithstanding any other provision hereunder, the fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Purchased Loan shall in no way affect any rights Buyer may have hereunder or otherwise with respect to any representations or warranties or other rights hereunder, including without limitation, the right to determine at any time that such Purchased Loan is the subject of an Eligibility Breach.
(b)    Upon agreeing to enter into a Transaction or to increase the Purchase Price hereunder, Buyer shall promptly deliver to Seller a written confirmation in the form of Exhibit VIII attached hereto of such Transaction or increase in Purchase Price (a “Confirmation”). Such Confirmation shall describe the Purchased Loan, shall identify Buyer and Seller, and shall set forth:
(i)    the Purchase Date/Funding Date,
(ii)    the Initial Purchase Price Percentage, the Margin Percentage and the Purchase Price for such Purchased Loan,
(iii)    the Repurchase Date,
(iv)    the Pricing Rate (including the Applicable Margin), and
(v)    any additional terms or conditions not inconsistent with this Agreement.
With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each subsequent Pricing Rate Determination Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such subsequent Pricing Rate Determination Date.
(c)    Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless specific objection is made in writing no less than three (3) Business Days after the date thereof. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. It is understood and agreed that once a Confirmation has been executed by Buyer and Seller, such Confirmation shall be binding on the parties hereto (absent manifest error) and shall constitute evidence of Buyer’s approval of the applicable Purchased Loan and the terms of the applicable Transaction.
(d)    No Transaction shall be terminable on demand by Buyer (other than upon the occurrence and during the continuance of an Event of Default). Seller shall be entitled to terminate a Transaction on demand, in whole only, and repurchase the Purchased Loan subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:
(i)    Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Loan no later than three (3) Business Days prior to such Early Repurchase Date,
(ii)    on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for such Transaction and (y) any other amounts payable under this Agreement with respect to such Transaction against transfer to Seller or its agent of such Purchased Loan,
(iii)    if a Margin Deficit is in existence on such Early Repurchase Date and Buyer has notified Seller thereof in accordance with Section 4(a), then, simultaneously with such repurchase, Seller cures such Margin Deficit, and
(iv)    no Event of Default has occurred and is continuing on the date of such early repurchase.
Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Loans to be repurchased on such Early Repurchase Date.
(e)    On the Repurchase Date or any Early Repurchase Date (including, without limitation, in order to cure a Margin Deficit), termination of the applicable Transaction will be effected by transfer to Seller or its designee of the applicable Purchased Loan and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer to an account of Buyer of the Repurchase Price and any other amounts payable under this Agreement with respect to such Transaction.
(f)    Seller may reduce the outstanding Purchase Price of the Transactions, in whole or in part, on any Payment Date without premium or penalty. If Seller shall reduce the outstanding

Purchase Price on any day other than a Payment Date, Seller shall be responsible for all breakage costs pursuant to Section 3(h). Any amounts paid shall reduce the outstanding Purchase Price of the Transactions (together with Price Differential thereon) so designated by Seller until paid in full. Amounts paid may be re-advanced as increases in Purchase Price in accordance with the terms of this Agreement. If Seller intends to reduce the outstanding Purchase Price of the Transactions in whole or in part from any source, Seller shall give at least two (2) Business Days’ prior written notice thereof to Buyer, specifying the date and amount of payment. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued Price Differential to such date on the amount prepaid. Partial payments shall be in an aggregate principal amount of at least $100,000 or the outstanding balance of the designated Purchased Loan(s), if less.
(g)    Effect of Benchmark Transition Event. Notwithstanding anything to the contrary contained herein or in any other Transaction Document:
(i)    Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to any Benchmark prior to the Reference Time for any Pricing Rate Determination Date for such Benchmark, the applicable Benchmark Replacement will replace such Benchmark for all purposes under this Agreement or under any other Transaction Document in respect of such setting and all settings on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document). Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation or administration of any Benchmark or Benchmark Replacement, in connection with any Benchmark Replacement Date or as a result of a Benchmark Unavailability Period, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)    Market Disruption.  During a Benchmark Unavailability Period, the component of the Pricing Rate based on the applicable Benchmark shall, during the continuance of such Benchmark Unavailability Period, be replaced with a Benchmark Replacement reasonably determined by Buyer.
(iv)    Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (A) any Benchmark Replacement Date, (B) the effectiveness of any Benchmark Replacement Conforming Changes and (C) the effectiveness of any changes to the calculation of the Pricing Rate described in Section 3(g)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Section 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Section 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(v)    [Intentionally Omitted].
(vi)    Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (A) the administration, submission or any other matter related to SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (B) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (C) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Section 3(g) or Section 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a SOFR Transition Event, the removal or lack thereof of unavailable or non-representative tenors of SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Section 3(g)(iv) or otherwise in accordance herewith, and (D) the effect of any of the foregoing provisions of Section 3(g) or Section 3(i).
(h)    If Seller makes a repayment of any Transactions on any day which is not a Payment Date, Seller shall be required to pay Buyer breakage fees (but specifically excluding lost profits, consequential and punitive damages) equal to the amount of Price Differential on the amount being repaid at the applicable Pricing Rate payable by Buyer on deposits from which such funds were obtained for the period from the date of such payment through the following Payment Date less the amount of interest realized by Buyer in redeploying the funds not utilized by reason of such payment for such period. Buyer shall, at the request of Seller, notify Seller of the amounts of costs to be paid by Seller if a Transaction is prepaid. This Section 3(h) shall survive termination of this Agreement .
(i)    (1) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date of this

Agreement shall make it unlawful for Buyer (A) to enter into Transactions, then any commitment of Buyer, as applicable, hereunder to enter into new Transactions shall forthwith be canceled or (B) to maintain or continue Transactions, then a Repurchase Date shall occur for all Transactions on the next Payment Date or on such earlier date as may be required by law. If any termination of a Transaction shall occur in accordance with subclause (B) of the preceding sentence, Seller shall pay to Buyer, as applicable, such amounts, if any, as may be required pursuant to Section 27(b) or Section 27(c).
(2)    If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(A)    shall subject Buyer to any Taxes with respect to this Agreement or any Transaction entered into by it (other than Excluded Taxes) or change the basis of taxation of payments to Buyer in respect thereof,
(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Benchmark hereunder, or
(C)    shall impose on Buyer any other condition,
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of making or maintaining any Transactions or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall, upon receipt of prior written notice of such fact and a reasonably detailed description of the circumstances, and in accordance with Section 3(k), either (i) prepay all such Transactions as may be outstanding (and Seller shall not be liable for any Benchmark breakage fees associated therewith) or (ii) pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable, provided Buyer will not treat Seller differently from similarly situated customers in requiring the payment of such amount or amounts.
(j)    If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Buyer to be material (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) (a “Rate of Return Reduction Event”), then from time to time, Seller shall in accordance with Section 3(k) pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction, provided Buyer will not treat Seller differently from similarly situated customers in requiring the payment of such amount or amounts. Seller’s obligation to pay such additional amounts shall terminate if the Rate of Return

Reduction Event precipitating such obligation shall no longer have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Buyer to be material (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy).
(k)    If Buyer becomes entitled to claim any additional amounts pursuant to Section 3(i)(2) or (j), it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to Section 3(i)(2) or (j) submitted by Buyer to Seller shall be conclusive in the absence of manifest error. All payments required under Section 3(i)(2) or (j) shall be made by Seller within ten (10) Business Days after notice thereof from Buyer to Seller.
(l)    Seller shall pay those certain fees required to be paid pursuant to and in accordance with the Fee Letter.
4.    MARGIN MAINTENANCE
(a)    If at any time following the occurrence of a Credit Event, the aggregate Market Value of the Purchased Loans shall be less than the sum of the Margin Amounts calculated individually with respect to each Purchased Loan (a “Margin Deficit”) and such Margin Deficit is greater than $500,000, then Buyer may by notice to Seller require Seller to cure such Margin Deficit by either:
(i)    transferring to Buyer additional cash collateral in an amount at least equal to the sum of the amounts, calculated individually for each Purchased Loan, equal to the product of (x) the difference between the Margin Amount with respect to such Purchased Loan and the Market Value of such Purchased Loan multiplied by (y) the applicable Initial Purchase Price Percentage, which cash collateral shall be held by Buyer as additional Collateral with respect to the applicable Purchased Loan(s);
(ii)    reducing the outstanding Purchase Price of the Transactions with respect to any Purchased Loan, as applicable, such that the aggregate Market Value of the Purchased Loans is at least equal to the sum of the Margin Amounts of the Purchased Loans; or
(iii)    making a repayment of the Transactions, in whole, with respect to any Purchased Loan pursuant to Sections 3(f) and (h) of this Agreement which repayment results in a cure of such Margin Deficit.
Any cash transferred to Buyer pursuant to clause (ii) of this Section 4(a) of this Agreement with respect to any Purchased Loan shall be applied to reduce the outstanding Purchase Price for each Purchased Loan on a dollar-for-dollar basis for which there was a Margin Deficit.
(b)    If any notice is given by Buyer under Section 4(a) of this Agreement on any Business Day and Seller transfers cash pursuant to Section 4(a)(i) or (ii), Seller shall transfer cash in the full amount required in Section 4(a)(i) or (ii) by no later than the close of business on the fifth (5th) Business Day following the Business Day on which such notice is given. The failure of Buyer, on any one or more occasions, to exercise its rights under Section 4(a) of this Agreement shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 4(a) of this Agreement shall not limit such party’s rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.
5.    INCOME PAYMENTS AND PRINCIPAL PAYMENTS
(a)    Subject to Section 5(l), with respect to each Purchased Loan, Seller hereby promises to repay in full on or prior to the Repurchase Date the then aggregate outstanding Repurchase Price with respect to such Purchased Loan.
(b)    Seller hereby promises to pay to Buyer on each Payment Date until the date each Transaction shall be paid in full accrued unpaid Price Differential on the outstanding Purchase Price of each Transaction for the period from and including the date of such Transaction to but excluding the date such Transaction shall be paid in full, at a rate per annum equal to the Pricing Rate. Promptly after the determination of the Pricing Rate provided for herein or any change therein, Buyer shall give notice thereof to Seller.
(c)    Except to the extent otherwise provided herein, all payments of Purchase Price, Price Differential and other amounts to be made by Seller under this Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 40784524, for the account of Buyer, Account Title: SSB, ABA No. 021000089, Ref:  ARES, not later than 2:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(d)     Except to the extent otherwise expressly provided herein, if the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and Price Differential shall be payable for any amount so extended for the period of such extension.
(e)    Price Differential on the Transactions shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
(f)    The Buyer’s Account shall be established by Seller subject to the Blocked Account Agreement concurrently with or prior to the execution and delivery of this Agreement.
(g)    Pursuant to the Servicing Agreement, Seller shall cause all Income in respect of each Purchased Loan to be collected by the Servicer and paid directly to the Servicing Account. Any Income in respect of any Purchased Loan paid directly to Seller, shall be deposited by Seller into the Servicing Account within two (2) Business Days of receipt. All such Income shall be held in trust for Buyer and shall constitute the property of Buyer. Seller covenants and agrees that no payments shall be made by any obligor to Servicer (except as specifically permitted by the terms of the Servicing Agreement in respect of certain fees and other amounts to which Servicer may be entitled), and if any such payment is made, Seller shall cause Servicer to deposit such payment into the Servicing Account within two (2) Business Days of receipt and, pending such deposit, shall cause the Servicer to hold such amount in trust for Buyer. Seller shall cause Servicer to process any payments received in the Servicing Account with respect to the Purchased Loans and to remit such payments to the Buyer’s Account. So long as an Event of Default has not occurred and is not continuing, any Income received on the Purchased Loans (other than Scheduled Principal Payments, Balloon Payments, Principal Prepayments and net sale proceeds of a sale of a Purchased Loan) and transferred to Buyer’s Account as required hereunder shall be remitted from the Buyer’s Account to an account designated in writing by Seller on a daily basis. Notwithstanding the foregoing, upon the occurrence of an Event of Default or a Servicing Transfer Event, Buyer may send to each Mortgagor an Irrevocable Redirection Notice pursuant to which Seller shall cause all Income in respect of each Purchased Loan to be paid by the underlying Mortgagor directly to the Buyer’s Account. The Buyer’s Account shall be under the sole dominion and control of the Buyer and prior to an Event of Default, Seller shall have rights of withdrawal therefrom subject to the terms hereof and the Blocked Account Agreement.
(h)    Subject to Section 5(j), solely with respect to any Purchased Loan as to which a Purchased Loan Event of Default has occurred and is continuing, Buyer shall apply the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Purchased Loan received in the Buyer’s Account during each Collection Period to repay on the related Payment Date the outstanding Purchase Price of the Transaction with respect to the related Purchased Loan until such Purchase Price of such Transaction has been reduced to zero. So long as a Default or an Event of Default has not occurred and is not continuing, any Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Purchased Loan received during each Collection Period in excess of the outstanding Purchase Price of a Transaction shall be remitted to Seller within one (1) Business Day.
(i)    Subject to Section 5(j), except as otherwise provided in Section 5(h) above, Buyer shall apply the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Purchased Loan received during each Collection Period to repay on the related Payment Date the outstanding Purchase Price of the Transaction with respect to the related Purchased Loan until the Debt Yield (calculated for this purpose with reference to such Purchased Loan and such Purchase Price of the Transaction with respect to such Purchased Loan) is equal to the greater of (i) the original Debt Yield (calculated for this purpose with reference to such Purchased Loan and such Purchase Price of the Transaction made on the initial Funding Date with respect to such Purchased Loan) and (ii) 12.00%. Upon satisfaction of the Debt Yield requirement referred to in the preceding sentence, Buyer shall apply the remaining amount of such Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds (such amount, the “Remaining Paydown Amount”) to repay the outstanding Purchase Price of the Transaction made with respect to the related Purchased Loan in an amount equal to (x) the Remaining Paydown Amount multiplied by (y) the percentage equal to the quotient of the initial Purchase Price on the Purchase Date with respect to such Purchased Loan divided by the aggregate initial funded amount of such Purchased Loan until such outstanding Purchase Price of the Transaction has been reduced to zero. So long as a Default or an Event of Default has not occurred and is not continuing, the excess of such Remaining Paydown Amount after making the distribution described in the immediately preceding sentence shall be remitted to Seller within one (1) Business Day.
(j)    If a Default shall have occurred and is continuing, Buyer shall hold in the Buyer’s Account the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Purchased Loan until the earlier of the cure of the event that caused such Default or the occurrence of an Event of Default following which time such amount shall be applied in accordance with Sections 5(h), 5(i) and 5(j). Upon the occurrence and during the continuation of an Event of Default, funds deposited in the Buyer’s Account, shall be held therein until the next Payment Date. On such Payment Date, Buyer shall withdraw any funds on deposit in the Buyer’s Account and apply such funds as follows:
(i)    first, to Buyer in payment of any accrued and unpaid Price Differential on the Transactions and any fees then payable to Buyer, including the fees of any replacement Servicer retained by Buyer, as notified by Buyer to Seller;
(ii)    second, to the payment of all other costs and fees payable to Buyer pursuant to this Agreement;
(iii)    third, any remaining amounts shall be applied to reduce the outstanding Purchase Price of the Transactions and any other obligations owing to Buyer hereunder in such manner, order or priority as Buyer shall determine in its sole discretion, until such Purchase Price and other obligations shall have been paid in full; and
(iv)    fourth, to pay the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
(k)    If Seller shall have made any representations and warranties set forth in Exhibit I without actual knowledge that they were materially false or misleading at the time made, and any such representations and warranties shall have been determined by Buyer in its reasonable discretion to be materially false or misleading with respect to a Purchased Loan transferred hereunder (an “Eligibility Breach”), Seller shall within five (5) Business Days after notice of such determination from Buyer prepay the outstanding Purchase Price with respect to such Purchased Loan, together with all accrued Price Differential thereon and fees and expenses accruing with respect thereto.
(l)    By not later than sixty (60) days after the occurrence of a Purchased Loan Event of Default (including, without limitation, a maturity default), Seller shall prepay the outstanding Purchase Price with respect to such Purchased Loan, together with all accrued Price Differential thereon and fees and expenses accruing with respect thereto.
(m)    If at any time the Debt Yield calculated with respect to all of the Purchased Loans is less than the Minimum Portfolio Debt Yield, then Seller shall within five (5) Business Days after notice of such determination from Buyer prepay the aggregate outstanding Purchase Price of the Transactions in the amount necessary to cause the Debt Yield calculated with respect to all of the Purchased Loans to be equal to or greater than the Minimum Portfolio Debt Yield.

6.    SECURITY INTEREST
(a)    Pursuant to the Custodial Agreement, Custodian shall hold the Purchased Loan Documents as exclusive bailee and agent for the benefit of Buyer pursuant to the terms of the Custodial Agreement and shall deliver to Buyer Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Purchased Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Purchased Loan Documents as so reviewed.
(b)    Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the related documents described herein (collectively, the “Secured Obligations”):
(i)    each Purchased Loan and the Servicing Rights related thereto;
(ii)    all Purchased Loan Documents, including without limitation all promissory notes, and all Servicing Records, Servicing Agreements and any other collateral pledged or otherwise relating to such Purchased Loan, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;
(iii)    all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to all Purchased Loan and all claims and payments thereunder;
(iv)    all other insurance policies and insurance proceeds relating to any Purchased Loan or the related Mortgaged Property;
(v)    all Interest Rate Protection Agreements, relating to or constituting any and all of the foregoing;
(vi)    the Buyer’s Account and all monies from time to time on deposit in the Buyer’s Account;
(vii)    any and all “securities accounts”, as defined in the UCC, relating to any of the foregoing and each “financial asset”, as defined in the UCC, contained therein, including, without limitation, any accounts described in Section 5(f);
(viii)    all collateral, however defined, under any other agreement between Seller on the one hand and Buyer or any of its Affiliates on the other hand;

(ix)    all “general intangibles”, “accounts,” “instruments”, “investment property”, “deposit accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and
(x)    any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.
(c)    Intentionally Omitted.
(d)    Buyer acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) the rights of Seller as holder of the Collateral are subject to the terms of the Purchased Loan Documents; (ii) Buyer’s interest in the Collateral is subject to the terms of the Purchased Loan Documents; (iii) unless an Event of Default shall have occurred and be continuing, Buyer shall permit Seller to exercise any and all voting, consent or other rights with respect to the Collateral; and (iv) upon completion of any foreclosure of the Collateral, Buyer, its designee or transferee will assume all of the obligations of the holders of the applicable Purchased Loan from and after such foreclosure.
(e)    At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement without the signature of Seller to the extent permitted by applicable law. Seller hereby authorizes Buyer and its counsel to file UCC financing statements in form and substance satisfactory to Buyer describing as the collateral covered thereby “all assets of the debtor, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described herein.
(f)    Seller shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 10(h) hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least 30 days prior written notice thereof and shall have delivered to Buyer all UCC financing statements and amendments thereto as Buyer shall reasonably request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Collateral with the same or better priority. Seller’s organizational identification number is 5044234. Seller shall promptly notify Buyer of any change in such organizational identification number
(g)    Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time following the occurrence and during the continuance of an Event of

Default to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:
(i)    in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or payable on or on account of any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable,
(ii)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, and
(iii)    (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Seller with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems reasonably necessary to protect, preserve or realize upon the Collateral and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Secured Obligations shall have been irrevocably paid in full.
(h)    Seller also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 14(b) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statements amendments thereto and continuation statements with or without the signature of any Seller as authorized by applicable law, as applicable to all or any part of the Collateral and to file any initial financing statements, amendments thereto and continuation statements with or without the signature of any Seller as authorized by applicable law, as applicable to all or any part of the Collateral.
(i)    The powers conferred on Buyer are solely to protect Buyer’s interests in the Collateral and shall not impose any duty upon Buyer to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(j)    If Seller fails to perform or comply with any of its agreements contained in the Transaction Documents beyond any notice or grace period contained herein Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Seller to Buyer upon ten (10) days notice that such amounts are due and payable, unless an Event of Default shall have occurred and is continuing, in which case such amounts shall be due and payable on demand and, in either case, shall constitute Secured Obligations.
(k)    Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Subject to the immediately preceding sentence, neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Seller or otherwise
(l)    All authorizations and agencies herein contained with respect to the Collateral are irrevocable until the Secured Obligations shall have been irrevocably paid in full and are powers coupled with an interest.
(m)    Upon termination of this Agreement and repayment to Buyer of the Repurchase Price and the performance of all obligations under the Transaction Documents, Buyer shall promptly release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, Seller or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made until such time as such payments have been indefeasibly made. Upon the release of the security interest in the Purchased Loans pursuant to this Section, Buyer shall promptly release to Seller the Purchased Loan Files and execute, acknowledge and deliver to Seller any and all documents, instruments and agreements necessary to release all security interests in such Purchased Loans. Upon repayment to Buyer of the Repurchase Price with respect to a Purchased Loan, Buyer shall release to Seller the

Purchased Loan Files relating to the Purchased Loans transferred in connection with such Loans and execute, acknowledge and deliver to Seller any and all documents, instruments and agreements necessary to release all Liens in the Purchased Loans securing such Loans; provided, however, that whether or not an Event of Default has occurred and is continuing hereunder, Buyer shall be required to release the Purchased Loan File relating to a Purchased Loan and execute, acknowledge and deliver all necessary release documents if (x) the related Mortgagor has paid the entire principal amount of such Purchased Loan and all other amounts due to the applicable Seller under the related Purchased Loan Documents and (y) the required prepayment of the Loans in respect of such Purchased Loan has been made hereunder in accordance with Section 5(h).
7.    PAYMENT, TRANSFER AND CUSTODY
(a)    On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in writing by Seller relating to such Transaction.
(b)    On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit VI. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan, Seller shall deliver or cause to be delivered and released the Purchased Loan File pertaining to such Purchased Loan to the Custodian in accordance with the Custodial Agreement.
From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan in accordance with the terms of the Custodial Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents in accordance with the Custodial Agreement. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver or cause to be delivered such original documents to the Custodian promptly when they are received. Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with the Custodian. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee. The possession of the Purchased Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including the

Custodian) shall release its custody of the Purchased Loan File only in accordance with the Custodial Agreement or as otherwise required by law. Upon the repurchase of any Purchased Loan pursuant to this Agreement or the payment in full of such Purchased Loan, as applicable, in either case which shall be evidenced by the Custodian’s receipt of a request for release in the form set forth in the Custodial Agreement, Buyer and Custodian shall promptly release the related Purchased Loan File to Seller or its designee.
8.    SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS
(a)    Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof.
(b)    Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or an Affiliate of Seller.
9.    TRANSACTION CONDITIONS PRECEDENT
(a)    The obligation to consider each Request for Transaction/Increase in Purchase Price on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the entry into such Transaction or increase in Purchase Price and also after giving effect thereto and to the intended use thereof:
(i)    No Default. No Default or Event of Default shall have occurred and be continuing,
(ii)    Representations and Warranties. Both immediately prior to the entry into such Transaction or increase in Purchase Price and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10 hereof, and elsewhere in each of the Transaction Documents (other than Exhibit I hereof), shall be true, correct and complete in all material respects on and as of the date of the entry into such Transaction or increase in Purchase Price with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and in Exhibit I hereof, shall be true, correct and complete in all material respects on and as of the date of the entry into such Transaction or increase in Purchase Price with respect to the related Purchased Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date),

(iii)    Request for Transaction/Increase in Purchase Price; Complete Submission. Buyer shall have received a Request for Transaction/Increase in Purchase Price and a Complete Submission, and Seller shall have pledged to deliver a complete Purchased Loan File with respect to any Purchased Loan identified on such Request for Transaction/Increase in Purchase Price within three (3) Business Days of the related Purchase Date or Funding Date; provided, that, if Buyer’s diligence review of the Purchased Loan File requires the delivery of a mortgage file, document or instrument or the equivalent that Seller cannot deliver, or cause to be delivered, to Custodian at the time they are required to be delivered, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements set forth in this Agreement and the Custodial Agreement shall be deemed to have been satisfied as to such non-delivered Purchased Loan File, document or instrument if a copy thereof (certified by Seller or Closing Counsel to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the date on which such original is required to be delivered, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to Custodian within ninety (90) days of the related Funding Date, and, provided, further, that Buyer may, but is not obligated to, consent to a later date for delivery of any part of the Purchased Loan File in its sole discretion,
(iv)    Servicing Agreements. With respect to any Purchased Loan identified on the Request for Transaction/Increase in Purchase Price which is not serviced pursuant to a Servicing Agreement that has been approved by Buyer previously, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with the Servicer Notice and Agreement, fully executed by Seller and the Servicer,
(v)    Funding Confirmation; Confirmation. Buyer shall have delivered to Seller (x) a Funding Confirmation, dated the date of the requested Transaction, with a Purchased Loan Funding Confirmation Schedule and an Exceptions to Representations and Warranties Schedule attached thereto and (y) a Confirmation,
(vi)    Due Diligence. Without limiting Buyer’s right to perform one or more supplemental Due Diligence Reviews pursuant to Section 28 hereof, Buyer shall have completed its due diligence review of the Purchased Loan Documents for each Purchased Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Loan as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion,
(vii)    Title Escrow Letter, Closing Counsel Letter and Trust Receipt. Seller shall have delivered (i) the Title Escrow Letter, if applicable, to the Custodian, with a copy to Buyer, and (ii) the Closing Counsel Letter to Buyer. Buyer shall have received a Trust Receipt and an Irrevocable Direction Notice with respect to the applicable Purchased Loan,
(viii)    Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer for which an invoice has been submitted as contemplated by Section 27 which amount, at Buyer’s option, may be netted from the Purchase Price advanced under this Agreement,
(ix)    Officer’s Certificate. Buyer shall have received a certificate of a Responsible Officer of Seller, substantially in the form of Exhibit VII, (i) stating that, to the best of such Responsible Officer’s actual knowledge, each of Seller, Servicer and Guarantor has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the related documents to be observed, performed or satisfied by it and that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate, (ii) on the Purchase Date for a Purchased Loan only, certifying that each Purchased Loan File delivered by Seller represents a true and correct copy of the documents contained therein, and that the applicable Purchased Loan Schedule and Closing Data File, together with all other information contained therein prepared by Seller or its Affiliates and delivered by Seller to Buyer immediately prior to the Purchase Date, is true and correct and conforms in all material respects to the Summary Due Diligence Materials included in the Complete Submission and Preliminary Data File previously provided to Buyer, and (iii) certifying as to the truth, accuracy and completeness of the representations and warranties made by Seller in Section 10 and in Exhibit I hereof (limited in the case of Exhibit I to the applicable Purchased Loan for which the Transaction is being entered into),
(x)    Maximum Transaction Amount. Each Request for Transaction/Increase in Purchase Price shall be in an amount not more than the Maximum Transaction Amount,
(xi)    Interest Rate Protection Agreements. Buyer shall have received fully-executed copies of any Interest Rate Protection Agreements, if any, to the extent assignable, each certified as a true, correct and complete copy of the original,
(xii)    Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request, and
(xiii)    No Material Adverse Effect or Market Disruption Event. There shall not have occurred one or more events that, in the reasonable judgment of Buyer, constitutes a Material Adverse Effect or Market Disruption Event.
10.    REPRESENTATIONS OF SELLER
Seller represents and warrants to Buyer that throughout the term of this Agreement and as long as any Transaction funded by Buyer to Seller pursuant to this Agreement is outstanding:
(a)    Financial Condition.

(i)    The financial statements of Guarantor furnished to Buyer are complete and correct and present fairly, in accordance with GAAP, the financial condition of Guarantor as of the date(s) thereof and the results of operations of Guarantor for the period(s) covered thereby,
(ii)    Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved,
(iii)    Guarantor did not have, as of the date(s) of such financial statements, any material Guarantee Obligation, known contingent liability or liability for taxes for which adequate reserves have not been established, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, to the extent required by GAAP,
(iv)    From and after the date of the financial statements referred to in Section 10(a) there has been no development or event nor any prospective development or event which has had a Material Adverse Effect,
(b)    Existence; Compliance with Law; Ownership of Seller. Seller (a) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) (i) has all requisite organizational power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary, to own and operate its property and to carry on its business as now being or as proposed to be conducted, except in the case of clause (ii) where the lack of such license, authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law and obligations under the Governing Documents. The organizational chart attached hereto as Schedule II (or identified as an update thereto after the Effective Date and delivered to Buyer) is complete and accurate as of the Effective Date and illustrates all Persons who have a direct ownership interest in Seller and Seller’s Sole Member set forth on such schedule,
(c)    Authorization; Enforceable Obligations.
(i)    Seller has all requisite organizational power and authority, and the legal right, to make, deliver and perform this Agreement and each other Transaction Document, and to enter into Transactions hereunder, and has taken all necessary action to authorize the entry into Transactions on the terms and conditions of this Agreement and each other Transaction Document to which it is a party, and the execution, delivery and performance of this Agreement and each other Transaction Document,
(ii)    No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the Transactions hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document, except (i) for filings and recordings in respect of the Transactions pursuant to this Agreement, and (ii) as previously obtained and currently in full force and effect,
(iii)    Each Transaction Document to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law),
(d)    No Legal Bar. The execution, delivery and performance of this Agreement and the Transactions hereunder and the use of the proceeds thereof will not violate any Requirement of Law, any provision of the Governing Documents or Contractual Obligation of Seller and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its property or revenues pursuant to any such Requirement of Law or Contractual Obligation,
(e)    No Material Litigation. There are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the actual knowledge of Seller, threatened against Seller or against any of its properties or revenues which would reasonably be expected to have a Material Adverse Effect,
(f)    No Default. Seller is not in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing,
(g)    Collateral; Collateral Security.
(i)    Seller has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than Buyer, and immediately prior to the pledge of such Collateral, Seller was the sole owner of its Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of Buyer hereunder;
(ii)    The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Collateral;
(iii)    Upon (i) receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Seller and (ii) the issuance by Custodian to Buyer of a Trust Receipt therefor, Buyer shall have a fully perfected first priority security interest therein, in the Purchased Loan evidenced thereby and in Seller’s interest in the related Mortgaged Property;

(iv)    Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Collateral, in the office of the Secretary of State for the State of Delaware, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code of the State of Delaware in all right, title and interest of Seller in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code of the State of Delaware.
(h)    Chief Executive Office. Seller’s chief executive office is located at c/o Ares Management LLC, One North Wacker Drive, 48th Floor, Chicago, Illinois 60606, or such other location as may be notified to Buyer. On the Effective Date, Seller’s jurisdiction of organization is Delaware,
(i)    Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office or in another location identified by Seller to Buyer in writing,
(j)    No Burdensome Restrictions. No Requirement of Law to which Seller or its Affiliates is subject or Contractual Obligation of Seller would reasonably be expected to have a Material Adverse Effect,
(k)    Taxes. Seller has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by it (subject to the timely filing of any extension thereof) and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the actual knowledge of Seller, no claim is being asserted, with respect to any such tax or assessment,
(l)    Margin Regulations. No part of the proceeds of any Transactions will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation G, T, U or X,
(m)    Investment Company Act; Other Regulations. Seller is not required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Seller is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness, except in each case where such limitation would not be reasonably likely to have a Material Adverse Effect,
(n)    Assets. At the time transferred, each Purchased Loan initially included in the Collateral was an Eligible Loan (except with respect to any condition waived in writing by Buyer; it being acknowledged that Buyer shall be deemed to have waived compliance with any of the eligibility criteria or other representations contained herein applicable to any Purchased Loan, to the extent such non-compliance with same was disclosed as of the Funding Date for such Purchased Loan),
(o)    No Prohibited Persons(a)    . Seller or any of its officers, directors, partners, members, Affiliates or shareholders is not an entity or person: (i) that is listed in the Annex to,

or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the OFAC List; (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”),
(p)    Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, Seller is Solvent. Seller is not transferring any Purchased Loan with any intent to hinder, delay or defraud any of its creditors,
(q)    ERISA. Seller is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Seller constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101,
(r)    True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules prepared by Seller and furnished in writing by Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. To the extent such information, reports, financial statements, exhibits and schedules were prepared by third parties, to the actual knowledge of Sellers, none of the aforementioned documents contain any untrue statement of material act nor do they omit to state any material fact necessary to make the statements therein not misleading. All written information furnished by Seller to Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby are true, correct and accurate, in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the actual knowledge of Seller, there is no fact that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby that would reasonably be expected to have a Material Adverse Effect.
(s)    True Sales. Any Purchased Loan originated by an originator other than Seller has been conveyed to Seller pursuant to a true and legal sale.
11.    INTENTIONALLY OMITTED
12.    COVENANTS OF SELLER
Seller covenants and agrees with Buyer that, so long as any Transaction is outstanding and until payment in full of the Repurchase Price:
(a)    Financial Statements. Seller shall cause Guarantor to deliver to Buyer:
(i)    as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, the balance sheet of Guarantor as at the end of such period and the related unaudited statements of income and of cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period, if applicable, setting forth in each case the figures for the previous year, accompanied by a certificate of a Responsible Officer of

Guarantor, which certificate shall state that said financial statements fairly present the financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);
(ii)    as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the audited balance sheets of Guarantor as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for Guarantor for such year, if applicable, setting forth in each case the figures for the previous year, prepared in accordance with GAAP, and certified by an independent certified public accountant of recognized national standing, without qualification as to scope of audit or going concern;
(iii)    on or before one hundred and twenty (120) days after the end of each fiscal year of Seller, Seller shall provide Buyer with a certificate certifying that, as of the date thereof, there does or does not exist any Default or Event of Default or, if any Default or Event of Default exists specifying the nature thereof; and
(iv)    promptly and in any event within five (5) Business Days following request therefor by Buyer directed to the persons to whom notice is to be given pursuant to Section 17, from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request (and provided same is in Seller’s possession or available to Seller).
(b)    Litigation. Seller will promptly, and in any event within 10 days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of Seller’s Property before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $100,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
(c)    Existence, Etc.
Seller will:
(i)    preserve and maintain its legal existence and all of its material rights, material privileges, material licenses and material franchises;

(ii)    preserve and maintain all of its material rights, privileges, licenses and franchises necessary to operate its business and perform its obligations hereunder;
(iii)    comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;
(iv)    keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;
(v)    not move its chief executive office from the address referred to in Section 10(h) or change its jurisdiction of organization from the jurisdiction referred to in Section 10(h) unless it shall have provided Buyer thirty (30) days’ prior written notice of such change;
(vi)    pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP; and
(vii)    permit representatives of Buyer, during normal business hours, on three (3) Business Days’ prior notice to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.
(d)    Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.
(e)    Notices. Seller shall give notice to Buyer promptly, and in any event within two (2) Business Days following receipt of notice or actual knowledge of any of the following:
(i)    the occurrence of any Event of Default;
(ii)    upon service of process on Seller, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Seller (a) that questions or challenges the validity or enforceability of any of the Transaction Documents or (b) which, if determined adversely to Seller would give rise to a liability of Seller of $100,000 or more;

(iii)    upon Seller becoming aware of any Purchased Loan Event of Default under the Purchased Loan Documents for any Purchased Loan and any event or change in circumstances which has or would reasonably be expected to have a Material Adverse Effect;
(iv)    upon Seller becoming aware that the Mortgaged Property in respect of any Purchased Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged, in any case so as to materially and adversely affect the value of such Purchased Loan;
(v)    upon Seller’s becoming aware of any Principal Prepayment of any Purchased Loan, and in any event within two (2) Business Days after receipt thereof;
(vi)    of entry of a judgment or decree resulting in a liability to Seller in an amount in excess of $100,000.
Each notice pursuant to this Section shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.
(f)    Special Purpose Entity. Seller shall at all times be a Special Purpose Bankruptcy Remote Entity.
(g)    Transactions with Affiliates. Seller will not enter into any transaction, including without limitation any purchase, sale, loan, lease, exchange of property, or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 12(g) to any Affiliate. Notwithstanding the foregoing, Buyer hereby approves and authorizes the Management Agreement and ~~that certain Interim~~the Servicing Agreement ~~by and among Buyer, Seller and ARES Commercial Real Estate Services LLC dated as of December 11, 2011 (the “Servicing Agreement”)~~.
(h)    Limitation on Sale or Other Disposition of Collateral. Seller will not transfer, assign, sell or otherwise dispose of any Collateral other than in connection with obtaining a release of a Purchased Loan transferred hereunder in accordance with Section 3(d) hereof.
(i)    Limitation on Liens on Collateral. Seller will not, nor will it permit or allow any other Person, to create, incur or permit to exist any Lien on the Collateral, except for Liens on the Collateral created hereunder. Seller will defend the Collateral against, and will take such other action as is necessary to remove any Lien on or to the Collateral, other than Liens created under this Agreement, and Seller will defend the right, title and interest of Buyer in and to any of the Collateral against the claims and demands of all Persons whomsoever, other than Persons claiming through Buyer.

(j)    Limitations on Modifications, Waivers and Extensions of Asset Documents. Seller will not, nor will it permit or allow others to, enter into or permit a Significant Purchased Loan Modification to occur, without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed.
(k)    Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, Seller shall not declare any dividends upon any shares of Seller’s stock now or hereafter outstanding, except dividends payable in the Capital Stock of Seller, nor shall Seller set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller. Notwithstanding the foregoing, Seller shall at all times be entitled to pay any dividends or distributions necessary to maintain the status of the Guarantor as a real estate investment trust.
(l)    Servicer; Servicing File. Seller shall provide to Buyer no later than the tenth (10th) Business Day of each month a report, in a form acceptable to Buyer (such report, a “Mortgage Asset Report”), containing (i) copies of all financial statements, operating statements, rent rolls, budgets and material notices received by Seller from any Mortgagor, any property manager or other party pursuant to the terms of any of the Purchased Loan Documents for any Purchased Loan relating to such Mortgagor, any guarantor with respect to such Purchased Loan or any Mortgaged Property (and Seller hereby covenants and agrees to use reasonable efforts to cause each Mortgagor to comply in all material respects with the financial reporting requirements of their respective Purchased Loan Documents), (ii) an updated Closing Data File on a loan-by-loan basis and in the aggregate, with respect to any Purchased Loan serviced hereunder by Seller or any Servicer, and (iii) reporting on any material damage to any Mortgaged Property by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty, or otherwise so as to affect adversely the collateral value of such transferred Purchased Loan. Seller shall not cause or permit the Purchased Loan to be serviced or sub-serviced by any Servicer other than a Servicer expressly approved in writing by Buyer.
(m)    ERISA. Seller shall not establish any employee benefit plans or other plans pursuant to ERISA, the Code or any other Federal or State Law.
(n)    Prohibited Persons. Seller covenants and agrees that neither Seller nor any of its Affiliates, officers, directors, partners or members will knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that: (i) neither Seller nor any of its officers, directors, partners, members or Affiliates is a Prohibited Person; and (ii) neither Seller nor its officers, directors, partners, members or Affiliates has to its knowledge engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

13.    SINGLE-PURPOSE ENTITY
Seller is a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:
(a)    was and will be organized solely for the purpose of engaging in (a) the origination, purchase, ownership, servicing, sale and securitization, directly or indirectly, of one or more Purchased Loans to be transferred hereunder and (b) any and all activities necessary, convenient or incidental to the foregoing;
(b)    has not engaged and will not engage in any business unrelated to the purposes enumerated in paragraph 13(a) herein;
(c)     has not had and will not have any assets other than one or more Purchased Loans, cash, cash equivalents and assets of a similar nature;
(d)    has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by the Transaction Documents), transfer of partnership or membership interests or the like, or material amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) (except as expressly permitted by the Transaction Documents);
(e)    has an Independent Director whose affirmative vote is required for any Bankruptcy Action;
(f)    has not, and without the unanimous consent of all of its partners, directors or members, as applicable, will not take any Bankruptcy Action;
(g)    maintains and intends to maintain adequate capital in light of its contemplated business operations, provided, however, in no event shall the foregoing require the Seller’s partners, members or shareholders, as applicable, to make any additional capital contribution to Seller;
(h)    has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;
(i)    has maintained and will maintain its accounts (other than the Servicer’s Account), books and records separate from any other Person and will file its own tax returns, except as expressly required under the Transaction Documents and except to the extent such entity is treated as a “disregarded entity” for tax purposes;
(j)    has maintained and will maintain its books, records, resolutions and agreements as official records;

(k)    has not commingled and will not commingle its funds or assets with those of any other Person, except as expressly required under the Transaction Documents;
(l)     has held and will hold its assets in its own name;
(m)    has conducted and will conduct its business in its name only, and has not and will not use any trade name, except as expressly disclosed to Buyer in writing;
(n)    has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person, provided that any Seller may be included in a consolidated financial statement of an Affiliate provided that such Seller’s separate legal existence and assets and liabilities are adequately disclosed therein;
(o)    has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;
(p)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(q)    has maintained and will maintain an arm’s-length relationship with its Affiliates, except for contractual arrangements approved by Buyer or contemplated by this Agreement (including, without limitation, the Management Agreement);
(r)    has and will have no Indebtedness other than unsecured trade payables in the ordinary course of business which (1) do not exceed, at any time, $10,000 in the aggregate and (2) are paid within forty-five (45) days of the date incurred;
(s)    has not and will not assume or guarantee or become obligated for any Guarantee Obligation;
(t)    has not and will not acquire obligations or securities of its partners, members or shareholders, except as otherwise expressly required pursuant to the Transaction Documents;
(u)    has allocated and will allocate fairly and reasonably shared expenses, if any, including shared office space (if any);
(v)    if such entity shares any employees with other Persons, the salaries of and the expenses related to providing benefits to such employees have been fairly and non-arbitrarily allocated among such Persons, with the result that each such Person bears its fair share of the salary and benefit costs associated with all such common employees;
(w)    except in connection with the Transactions hereunder, has not pledged and will not pledge its assets for the benefit of any other Person;

(x)    has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;
(y)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(z)    has not made and will not make loans to any Person, except for any Purchased Loan now or hereafter transferred hereunder;
(aa)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;
(bb)     has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(cc)    will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.
14.    EVENTS OF DEFAULT; REMEDIES
(a)    Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:
(i)    Seller shall default in the payment of any outstanding Purchase Price or Price Differential when due (whether upon acceleration, at mandatory prepayment, or otherwise), and in the case of a default with respect to the payment of Price Differential, such default shall remain unremedied for two (2) Business Days; or
(ii)    Seller shall default in the payment of any other amount payable by it hereunder or under any other Transaction Document after notification by Buyer of such default, and such default shall have continued unremedied for five (5) Business Days; or
(iii)    If (A) any representation, warranty or statement contained in this Agreement or any of the Transaction Documents or in any affidavit or other instrument executed or delivered pursuant to the Transaction Documents or with respect to the Transactions (other than breaches of the representations or warranties in Exhibit I to this Agreement made without knowledge of the Seller that they were materially false or misleading at the time made) is determined by Buyer to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Transactions and such false or misleading statement continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such false or misleading statement by Seller, or (B) any material representation, warranty or statement contained in Exhibit I to this Agreement is determined by Buyer to be false or misleading in any material respect with respect to a Purchased Loan and such representation, warranty or statement was made by the Seller with knowledge of the Seller that it was materially false or misleading at the time made; or
(iv)    Seller shall fail to comply with the requirements of Section 12(c)(i), Section 12(d), Sections 12(e)(i), (iii) or (iv), Section 12(g), Section 12(k), or Section 12(m) hereof; or Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Transaction Document and such failure to observe or perform shall continue unremedied for a period of ten (10) Business Days following the earlier of notice or actual knowledge of such failure;
(v)    Either of the following shall occur:
(A)    the commencement of any enforcement action (including, but not limited to, the giving of a notice of acceleration) by an obligee against Seller or Guarantor with respect to any Indebtedness, Guarantee Obligation and/or Contractual Obligation, provided that the aggregate amount of the Indebtedness, Guarantee Obligations and/or Contractual Obligations in respect of which such enforcement action is commenced (either individually or in the aggregate) is in excess of $500,000 with respect to Seller, or $5,000,000 with respect to Guarantor; or
(B)    (x) Seller or Guarantor shall default in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to Seller, or $15,000,000 with respect to Guarantor, and any such failure is not cured within the applicable cure period, if any, provided for under the related agreement, or (y) Seller or Guarantor shall default in making any payment required to be made under one of more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to Seller, or $5,000,000 with respect to Guarantor and such default shall remain uncured for a period of forty-five (45) days.

(vi)    A default, after notice and beyond the expiration of applicable grace periods, shall have occurred and be continuing under any other Transaction Document which has not been waived by Buyer in writing; or
(vii)    a final judgment or judgments for the payment of money shall be rendered against Seller in excess of $250,000 or shall be rendered against Guarantor in excess of $5,000,000 by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and Seller or Guarantor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(viii)    Seller or Guarantor shall admit in writing its inability to pay its debts as such debts become due; or
(ix)    Seller or Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or
(x)    a proceeding or case shall be commenced, without the application or consent of Seller or Guarantor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of Seller or Guarantor or of all or any substantial part of its property, or (iii) similar relief in respect of Seller or Guarantor under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Seller or Guarantor shall be entered in an involuntary case under the Bankruptcy Code; or
(xi)    the Custodial Agreement (but not if terminated in accordance with its terms), the Guaranty or any other Transaction Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller or Guarantor; or
(xii)    Seller shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby, or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or
(xiii)    a Change of Control shall have occurred.
(b)    If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:
(i)    At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of the events described in Section 13(a)(ix) or (x)), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).
(ii)    If Buyer exercises or is deemed to have exercised the option referred to in Section 14(b)(i) of this Agreement:
(A)    Seller’s obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and
(B)    to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Post-Default Rate for such Transaction multiplied by (y) the outstanding Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Controlled Account Bank or Seller from time to time pursuant to Sections 4 or 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 14(b)(iii) of this Agreement); and
(C)    the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Loans.
(iii)    Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at Buyer’s option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released. Buyer shall give Seller ten (10)  days advance notice of any such sale, whether public or private. Seller further agrees, at Buyer’s request, to assemble the Collateral and make it available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere. Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Buyer hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the UCC, need Buyer account for the surplus, if any, to Seller. To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder during the continuance of an Event of Default, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 5(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Buyer to collect such deficiency.
(iv)    An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing. Upon the occurrence and during the continuance of one or more Events of Default hereunder, Buyer’s obligation to make additional Loans to Seller shall automatically terminate without further action by any Person.
(v)    [Intentionally Omitted].
(vi)    In addition to the remedies provided in Section 14(b)(iii) hereof and otherwise provided in this Agreement, Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of Seller relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Seller shall be responsible for paying any fees of any servicer resulting from the termination of a servicer due to an Event of Default. Buyer shall have the right to demand transfer of all servicing rights and obligations to a new servicer acceptable to Buyer. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.
(vii)    Buyer shall have the right to direct all Servicers then servicing any Purchased Loan to remit all collections thereon to Buyer, and if any payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the Servicers then servicing any Purchased Loan with or without cause.
(viii)    Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses, including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Loan, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default.
(ix)    To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller under this Section 14(b)(ix) shall be at a rate equal to the Post Default Rate.
(x)    Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loan against all of Seller’s obligations to Buyer, only if such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
(xi)    Subject to the notice and grace periods set forth herein, each party to this Agreement may exercise any or all of the remedies available to such party immediately upon the occurrence of an Event of Default and at any time during the continuance thereof without prior notice to the other parties hereto. Except as expressly provided herein, all rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which each party to this Agreement may have. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Transaction Document, nor consent to any departure by any party to this Agreement therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any party to this Agreement, shall entitle such party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any party to this Agreement in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Transaction Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.
(xii)    Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of non-judicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(xiii)    Upon the occurrence of an Event of Default, Buyer shall without regard to the adequacy of the security for the Transactions, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Loans or any portion thereof, collect the payments due with respect to the Purchased Loans or any portion thereof, and do anything that Buyer is authorized hereunder to do. Seller shall pay all reasonable costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.
(xiv)    The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
(xv)    Upon the designation of any Accelerated Repurchase Date, Buyer may, without prior notice to Seller, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to Seller. Buyer will give written notice to the other party of any set off effected under this Section 14(b)(xv). If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14(b)(xv) shall be effective to create a charge or other security interest. This Section 14(b)(xv) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
15.    SINGLE AGREEMENT
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
16.    RECORDING OF COMMUNICATIONS
EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, IF AND TO THE EXTENT CONSISTENT WITH APPLICABLE LAW AND THE RULES OF COURT AND EVIDENCE.
17.    NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Sections 3(f), (g), (i), (k), 4, and 5 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy before 5:30 p.m. recipient local time on a Business Day, and otherwise on the next succeeding Business Day, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
18.    ENTIRE AGREEMENT; SEVERABILITY
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
19.    ASSIGNMENTS; PARTICIPATIONS AND REGISTERED FORM
(a)    Seller may assign any of its rights or obligations hereunder only with the prior written consent of Buyer in its sole discretion. Buyer may assign or transfer all or any of its rights or obligations under this Agreement and the other Transaction Documents to any Eligible Assignee; provided, that, so long as an Event of Default has not occurred and is not continuing, following any such assignment or transfer, the initial Buyer shall remain as the sole party which Seller shall be required to interact with as the agent for the Transactions (irrespective of whether such Buyer retains any ownership interest in the Transactions). Subject to Section 19(a)(i), Buyer may furnish any information concerning Seller in the possession of Buyer from time to time to assignees (including prospective assignees), without any representation or recourse except as expressly provided in this Agreement. Such assignee or transferee shall provide to Seller or any agent thereof the appropriate forms, certificates and statements described in Section 31 of this Agreement.
(i)    All information regarding the terms set forth in any of the Transaction Documents or the Purchased Loans shall be kept confidential and shall not be disclosed by Buyer or Buyer’s assignee to any Person (including prospective assignees) except (a) to the Affiliates of Buyer or its assignee or the respective directors, officers, employees, agents, advisors and other representatives of either who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of Buyer, Buyer’s assignee or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Transaction Documents or Mortgaged Properties, (e) to the extent required to consummate and administer a Purchased Loan, or (f) to any actual or prospective Eligible Assignee that agrees to comply with Section 19(a)(i).
(b)    Buyer may, in accordance with applicable law, at any time sell to one or more other entities (“Participants”) participating interests in any Transaction, its commitment to enter into Transactions, or any other interest of Buyer hereunder and under the other Transaction Documents. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Seller shall remain unchanged, Buyer shall remain solely responsible for the performance thereof, and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Transaction Documents.
(c)    Seller agrees to cooperate, at no expense to Seller, with Buyer in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Transaction Documents in order to give effect to such assignment and/or participation.
(d)    Buyer, acting solely for this purpose as an agent of Seller, shall maintain at one of its offices in the United States, a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of Buyers, and the amounts (and stated interest) owing to, each Buyer pursuant to the terms hereof from time to time. The entries in the register shall be conclusive absent manifest error, and Seller and Buyer shall treat each person whose name is recorded in the register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement. The register shall be available for inspection by Seller and any Buyer at any reasonable time and from time to time upon reasonable prior notice.
(e)    If Buyer sells a participation, it shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest herein or obligations under the Transaction Documents, provided that no Buyer shall have any obligation to disclose all or any portion of the register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the register shall be conclusive absent manifest error, and Buyer and Seller shall treat each person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
20.    GOVERNING LAW
THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UCC.

21.    NO WAIVERS, ETC.
No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
22.    USE OF EMPLOYEE PLAN ASSETS
(a)    If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
(b)    Subject to the last sentence of subparagraph (a) of this Section, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available unaudited statement of its financial condition.
(c)    By entering into a Transaction pursuant to this Section, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
23.    INTENT
(a)    The parties intend that: (i) each of this Agreement and the Guaranty with respect to each Transaction constitutes a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except to the extent the related Transaction has a duration that renders such term inapplicable) and a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code and that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code with respect to the Transaction so constituting a “repurchase agreement” or “securities contract”, (ii) any transfers of the Repurchase Price to or for the benefit of the Buyer under this Agreement are “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code or are transfers in connection with a “securities contract”, and (iii) the grant of a security interest set forth in Sections 6 and 29(b) hereof and the Guaranty, each of which secures the rights of Buyer hereunder also constitutes a “repurchase agreement” as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code (except to the extent the related Transaction has a duration that renders such term inapplicable) and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code.

(b)    The parties intend that each of Buyer and Seller is a “repo participant” as that term is defined in Section 101(46) of the Bankruptcy Code and that the Buyer is a “financial institution” or financial participant” as each term is defined in 108(22) and 101(22)(A) respectively.
(c)    The parties intend that each party (for so long as each is either a “financial institution,” “financial participant,” repo participant, or “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract” and a “master netting agreement,” including (x) the rights set forth in Sections 3 and 14 and in Section 555, 559, and 561 of the Bankruptcy Code to liquidate the Purchased Loans and/or accelerate or terminate this Agreement, and (y) the right to offset or net out termination payments, payment amounts or other transfer obligations and otherwise exercise contractual rights as set forth in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o), and 546 of the Bankruptcy Code.
(d)    Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement as a “repurchase agreement” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contract” and/or “master netting agreement”, or (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as, in the case of a “repurchase agreement”, the term of the Transactions, would render such definition inapplicable.
(e)    It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies based on an ipso facto default is intended to be a contractual right to accelerate, terminate or liquidate this Agreement or the Transactions as described in Sections 555 and 559 of the Bankruptcy Code. It is further understood and agreed that the parties intend that either party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or the Transactions hereunder based on an ipso facto default is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement as described in Section 561 of the Bankruptcy Code.
(f)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each of the Transactions hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to the Transactions would render such definition inapplicable).
(g)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under the Transactions hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(h)    In light of the intent set forth above in this Section 23, Seller agrees that, from time to time upon the written request of Buyer, Seller will cooperate in good faith with Buyer to execute and deliver any supplements, modifications, addendums or other documents as may be necessary or desirable in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contracts” and “master netting agreements”; in each case provided that Buyer has a reasonable basis for requiring the same, including, without limitation, as a result of the adoption of or any change in any applicable law, statute or regulation or in the interpretation or application thereof (provided, that any such request shall be on terms substantially consistent with, and no less favorable in any material respect to Seller than, Buyer’s requirements for other, similarly situated parties for whom Buyer has established comparable facilities). Buyer’s failure to request, or Buyer’s or Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements” (except to the extent the related Transaction has a duration that renders such term inapplicable), “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code.
(i)    Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes, the Transactions constitute a loan from Buyer to Seller, and that Seller is and, so long as no Event of Default shall have occurred and be continuing, will continue to be, treated as the owner of the Purchased Loans for such purposes. Unless prohibited by applicable law, Seller and Buyer (and its assignees and participants, if any) shall treat the Transactions as described in the preceding sentence for all U.S. Federal, state and local income and franchise tax purposes (including, without limitations, on any and all filings with any U.S. Federal, state or local taxing authority).
24.    DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
25.    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
(a)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF.
(ii)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.
(iii)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED.
(iv)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
(b)    WAIVER OF JURY TRIAL. SELLER AND BUYER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(c)    EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER FROM THE OTHER PARTY OR ANY INDEMNIFIED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION.
26.    NO RELIANCE
Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:
(a)    It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;
(b)    It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;
(c)    It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)    It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and
(e)    It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.
27.    INDEMNITY
(a)     Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or assessed against such Indemnified Party

(collectively, the “Costs”) relating to or arising out of this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any such Purchased Loan, Seller will save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation of Seller thereunder which occurs prior to the date upon which Buyer acquires record title to such Purchased Loan or succeeds to be the absolute owner and holder of such Purchased Loan. Without limiting the generality of the foregoing, Seller, agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Loan relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct.
(b)    Seller also agrees to reimburse an Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel as and when billed by such Indemnified Party. This Section 27 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Transaction Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the fees, disbursements and expenses of counsel to Buyer and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Collateral under this Agreement, including, but not limited to, those costs and expenses incurred by Buyer pursuant to Section 27(a) and 28 hereof, provided that such fees and expenses shall not exceed (x) $5,000 for the pre-funding diligence review for each Eligible Loan submitted by Seller pursuant to a Request for Transaction/Increase in Purchase Price and (y) so long as an Event of Default has not occurred and is not continuing, $3,000 per Purchased Loan per annum for ongoing administration and surveillance of each Purchased Loan.
(d)    The obligations of Seller under Sections 3(i) and 27(a) and (b) hereof shall survive the repayment of the Loans and the termination of this Agreement for a period of six (6) months. In addition, each representation and warranty made or deemed to be made by a Request for Transaction/Increase in Purchase Price, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.
28.    DUE DILIGENCE
Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans and the manner in which they were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that, unless a Default has occurred (in which case no notice is required), upon reasonable (but no less than three (3) Business Day’s) prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files and any and all documents, records, agreements, instruments or information relating to such Purchased Loan in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loan Files and the Purchased Loan. Seller further agrees that Seller shall reimburse Buyer for any and all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 28 as and when billed by Buyer, provided that an Event of Default has occurred and is continuing hereunder.
29.    SERVICING
(a)    Seller and Buyer agree that all Servicing Rights with respect to the Purchased Loans will be transferred hereunder to Buyer on the applicable Purchase Date and such Servicing Rights shall be transferred by Buyer to Seller upon Seller’s payment of the Repurchase Price for such applicable Purchased Loan. Notwithstanding the purchase and sale of the Purchased Loans and Servicing Rights hereby, Seller or, upon request by Seller, Servicer shall be granted a revocable license to exercise the Servicing Rights with respect to the Purchased Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate a Purchased Loan prior to the Repurchase Date pursuant to Section 8, Buyer’s assigns (which license shall be deemed automatically revoked upon the occurrence and during the continuance of an Event of Default); provided, however, that the obligations of Seller or Servicer to service the Purchased Loans shall cease, at Seller’s option, upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller covenants to maintain or cause the servicing of the Purchased Loans to be maintained in conformity with the Accepted Servicing Practices (as defined in the Servicing Agreement) (“Accepted Servicing Practices”). Seller shall obtain the written consent of Buyer prior to appointing any third party Servicer for a Purchased Loan or entering into any Servicing Agreement with a Servicer (other than the initial Servicing Agreement with ARES Commercial Real Estate Servicer LLC, a Delaware limited liability company, as initial Servicer).
(b)    Seller agrees that, upon Buyer’s purchase of each Purchased Loan, Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loan (the “Servicing Records”) until the Repurchase Price for such Purchased Loan has been paid to Buyer.  Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Loan and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer’s request.
(c)    If any Purchased Loan is, at any time during the term of this Agreement, serviced by a third party servicer (including any Affiliate of Seller) (such third party servicer, the “Servicer”), Seller (i) shall provide a copy of the Servicing Agreement to Buyer, which shall be in form and substance reasonably acceptable to Buyer, and (ii) shall provide a Servicer Notice and Agreement to Servicer substantially in the form of Exhibit IX hereto (a “Servicer Notice and Agreement”) and shall cause Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be reasonably approved in writing by Buyer and shall acknowledge and agree to a Servicer Notice and Agreement prior to such successor’s assumption of servicing obligations with respect to the Purchased Loan.
(d)    After the Funding Date, until the transfer of any Purchased Loan is relinquished by Custodian, Seller will have no obligation or right to repossess such Purchased Loan or substitute another Purchased Loan.
(e)    In the event Seller or its Affiliate is servicing the Purchased Loan, Seller shall permit Buyer from time to time to inspect Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, during normal business hours and upon reasonable prior notice, has the ability to service the Purchased Loan as provided in this Agreement.
(f)    Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate any Seller or Servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee.
(g)    Seller shall not employ or permit Servicer to employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer (such approval not to be unreasonably withheld, conditioned or delayed); provided, that in the event the commercial primary servicer rating of any such sub-servicer is not at least “Average” by S&P (or its equivalent by another nationally recognized statistical ratings organization), then the prior written approval of Buyer shall be in its sole discretion.
30.    MISCELLANEOUS
(a)    All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.
(b)    [Intentionally omitted].
(c)    Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(d)    This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)    The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
(f)    Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(g)    Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Seller and Buyer and any provision of this Agreement may be waived by Buyer.
(h)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(i)    The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(j)    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
(k)    Seller hereby acknowledges that:
(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents,
(ii)    Buyer has no fiduciary relationship to Seller, and the relationship between Seller and Buyer is solely that of debtor and creditor, and Guarantor and guaranteed party, respectively; and

(iii)    no joint venture exists between Buyer and Seller.
(l)    In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees to notify Seller at the time of any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application
31.    TAXES
(a)    All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding, (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which the Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of the Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Existing Loan Agreement, (ii) net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on Buyer as a result of a present or former connection between Buyer and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement), (iii) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in clause (b), (iv) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Existing Loan Agreement, or such person changes its lending office and (v) any U.S. federal withholding Taxes imposed under FATCA (all such excluded Taxes in clauses (i) – (v) being referred to, collectively, as “Excluded Taxes”). If any such non-Excluded Taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Buyer hereunder, the amounts so payable to Buyer shall be increased to the extent necessary to yield to Buyer (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by Seller, as promptly as reasonably possible thereafter Seller shall send to Buyer, as the case may be, a certified copy of an original official receipt received by Seller showing payment thereof. If Seller fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to Buyer the required receipts or other required documentary evidence, Seller shall indemnify Buyer for any incremental taxes, interest or penalties that are paid or that may become payable by Buyer as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(b)    If a Person acquires the rights and obligations of a Buyer under this Agreement and the other Transaction Documents pursuant to Section 19(a) hereof or becomes a Participant as permitted hereunder, and such Person is not a United States Person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Seller, or any agent thereof, on or before the date on which such Person becomes a party to this Agreement or becomes such a Participant, two duly completed and executed copies of, as applicable, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in Buyer’s reasonable judgment such action would subject such Buyer to any material unreimbursed cost or would materially prejudice the legal or commercial position of such Buyer. If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding Tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding Tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN or IRS Form W-8BEN-E and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Seller of this fact. In addition, a Non-U.S. Person shall, to the extent it is legally entitled to do so, deliver to Seller executed originals of any other IRS Form prescribed by applicable law as a basis for claiming a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made. If a payment made to a Non-U.S. Person would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA, such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(c)    Each Buyer (or assignee) that is not a Non-U.S. Person shall provide Seller, on or prior to the date on which such person becomes a Buyer (or acquires an interest in this Agreement), and from time to time thereafter upon the reasonable request of Seller, a duly completed and executed IRS Form W-9 certifying that it is not subject to backup withholding.
(d)    If Buyer determines that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 31 (including by payment of any additional amounts pursuant to Section 31), it shall pay to Seller an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of out-of-pocket expenses (including Taxes) of such Buyer.
32.    JOINT AND SEVERAL OBLIGATIONS
Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Secured Obligations, (ii) the liability of each Seller with respect to the Secured Obligations (A) shall be absolute and unconditional to the extent set forth in this Agreement and the other Transaction Documents and shall remain in full force and effect (or be reinstated) until all Secured Obligations shall have been paid, performed and/or satisfied, as applicable, in full, and (B) until such payment, performance and/or satisfaction, as applicable, has occurred, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment, performance, satisfaction, renewal or refinancing) of any of the Secured Obligations (other than a waiver, compromise, settlement, release or termination in full of the Secured Obligations), (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Loan (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Secured Obligations, whether by Buyer or in connection with any Bankruptcy Action affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Secured Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 32, result in the release or discharge of any or all Sellers from the performance or observance of any Secured Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Loans, in order to enforce the Transaction Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Transaction Documents, (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers, and (v) on disposition by Buyer of any property encumbered by any Purchased Loans, each Seller shall be and shall remain jointly and severally liable for any deficiency to the extent set forth in this Agreement and the other Transaction Documents.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.
BUYER:
CITIBANK, N.A.

By: _____________________________
Name:
Title:

[Signatures Continue on Following Page]

SELLER:

ACRC LENDER C LLC, a Delaware limited liability company By: Name: Title: ACRC LENDER C TRS LLC, a Delaware limited liability company By: Name: Title: